PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
For Currency-Linked Notes	Registration Statement Nos. 333-275587
(To Prospectus dated November 16, 2023)	333-275587-01

GLOBAL MEDIUM-TERM NOTES, SERIES I

Senior Notes

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Morgan Stanley Finance LLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

Senior Notes

Fully and Unconditionally Guaranteed by Morgan Stanley

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Currency-Linked Notes

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We, Morgan Stanley and Morgan Stanley Finance LLC (“MSFL”), a wholly owned finance subsidiary of Morgan Stanley, may offer from time to time currency-linked notes whose payment at maturity is linked to a single currency or a basket of currencies. The specific terms of any such currency-linked notes that we offer, including the name of the underlying currency or currencies, will be included in a pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described in this prospectus supplement for currency-linked notes or the accompanying prospectus, the terms described in the applicable pricing supplement will prevail. In this prospectus supplement for currency-linked notes, we refer to the currency-linked notes as the notes. The notes will have the following general terms:

•       At maturity, the notes will pay in cash the stated principal amount plus an amount, if any, which may not be less than zero, based on the performance of an underlying currency or basket of currencies over the life of the notes.

•      The notes may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement on the dates specified in the applicable pricing supplement.

•      The notes will be unsubordinated unsecured obligations of ours. All payments under the notes are subject to our credit risk.

•      The notes will be held in global form by The Depository Trust Company, unless the applicable pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the notes, including any changes to the terms specified in this prospectus supplement. See “Description of the Notes—General Terms of the Notes—Terms Specified in Pricing Supplements” on page S-32.

MSFL’s payment obligations on notes issued by it will be fully and unconditionally guaranteed by Morgan Stanley.

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Investing in the notes involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page S-26.

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The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent. The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this prospectus supplement, the applicable pricing supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

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MORGAN STANLEY

November 16, 2023

For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this prospectus supplement and the accompanying prospectus relating to the notes, see the section of this prospectus supplement called “Plan of Distribution (Conflicts of Interest).”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the notes or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this prospectus supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

With respect to sales of the notes in Canada, the notes may be sold only to purchasers that (i) are not individuals, (ii) are purchasing, or deemed under applicable securities legislation to be purchasing, as principal, (iii) are “accredited investors,” as defined in National Instrument 45-106 – Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), as applicable, and (iv) are “permitted clients,” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Unless otherwise noted in the applicable pricing supplement, pursuant to section 3A.3 of National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”), the dealers, underwriters or agents, if any, involved in the sale of the notes are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

This prospectus supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to EEA Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this prospectus supplement in relation thereto to any retail investor in the EEA.

This prospectus supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to UK Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom's Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (“UK MiFIR”); and (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this prospectus supplement in relation thereto to any retail investor in the United Kingdom.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that:

(a)	notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by us;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Where notes have a maturity of less than one year from their date of issue and either (a) the issue proceeds are received by us in the United Kingdom and (b) the activity of issuing the notes is carried on from an establishment maintained by us in the United Kingdom, each such note must: (i)(A) have a minimum redemption value of £100,000 (or its equivalent in other currencies) (B) no part of any such note may be transferred unless the minimum redemption value of that part is not less than £100,000 (or its equivalent in other currencies).

The communication of this prospectus supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and any related pricing supplement and any other document or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus and any related pricing supplement or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the basis that the solicitation for subscription of the notes falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the notes shall be made aware that they shall not transfer the notes to anyone other than to other QIIs. Any QII who acquires the notes shall be deemed to have agreed to such transfer restriction.

Accordingly, the notes will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in a private placement to QIIs as described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any notes will be required to represent and agree, that it will not offer or sell, directly or indirectly, any notes in the Republic of France and will not distribute or cause to be distributed in the Republic of France this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, except to qualified investors (investisseurs qualifiés) as defined in and in accordance with Articles L.411-2 and D.411-1 of the French Code Monétaire et Financier.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Hong Kong to acquire notes. No notes have been offered or sold or will be offered or sold, in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. The offer of the notes is personal to the person to whom this prospectus supplement or the accompanying prospectus has been delivered by or on behalf of us, and a subscription for notes will only be accepted from such person. No person to whom a copy of this prospectus supplement or the accompanying prospectus is issued may copy, issue or distribute this prospectus supplement or the accompanying prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement or the accompanying prospectus, you should obtain independent professional advice.

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the notes will be offered pursuant to exemptions under the SFA.  Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any notes may be circulated or distributed, nor may any notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA (an “Institutional Investor”)) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA (an “Accredited Investor”)) or other relevant person (as defined in Section 275(2) of the SFA (a “Relevant Person”)) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.  It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(i)  a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(ii)  a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:

(A) to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(B) where no consideration is or will be given for the transfer;

(C) where the transfer is by operation of law;

(D) as specified in Section 276(7) of the SFA; or

(E) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that, subject to the paragraph immediately below:

(i)  the notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;

(ii)  none of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to any notes (x) constitutes a prospectus compliant with the requirements of articles 652a and 1156 of the Swiss Code of Obligations (as such articles were in effect immediately prior to the entry into effect of the FinSA) in accordance with article 109 of the Swiss Financial Services Ordinance (“FinSO”) or pursuant to articles 35 and 45 of the FinSA for a public offering of the notes in Switzerland and no such prospectus has been or will be prepared for or in connection with the offering of the notes in Switzerland or (y) has been or will be filed with or approved by a Swiss review body (Prüfstelle) pursuant to article 52 of the FinSA; and

(iii)  none of this prospectus supplement, the accompanying prospectus or other offering or marketing material relating to any notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notwithstanding the paragraph immediately above, in respect of any issuance of notes, the issuer of notes, the agent and the relevant dealer(s) and underwriter(s) may agree that (x) such notes may be publicly offered in Switzerland within the meaning of the FinSA and/or (y) an application will be made by (or on behalf of) the issuer to admit such notes to trading on a trading venue (exchange or multilateral trading facility) in Switzerland, provided that:

(i)  the issuer is able to rely, and is relying, on an exemption from the requirement to prepare and publish a prospectus under the FinSA in connection with such public offer and/or application for admission to trading;

(ii)  in the case of any such public offer, the relevant agent, dealer(s) and underwriter(s) have agreed to comply with any restrictions applicable to the offer and sale of such notes that must be complied with in order for the issuer to rely on such exemption; and

(iii)  the applicable pricing supplement will specify that such notes may be publicly offered in Switzerland within the meaning of the FinSA and/or the trading venue in Switzerland to which an application will be made by (or on behalf of) the issuer to admit such notes to trading thereon.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that,

(i)  no key information document (Basisinformationsblatt) pursuant to article 58 (1) of the FinSA (or any equivalent document under the FinSA) has been or will be prepared in relation to any notes; and

(ii)  therefore, any notes with a derivative character within the meaning of article 86 (2) of the FinSO may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any notes will be required to represent and agree, that it will not offer or sell, directly or indirectly, any notes in the Republic of Chile and will not distribute or cause to be distributed in the Republic of Chile this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes, except to “qualified investors” and subject to Norma de Carácter General No. 336 (“NCG 336”) of June 27, 2012 issued by the Financial Market Commission of Chile (“CMF”).

The CMF nor any other regulatory authority in the Republic of Chile has reviewed or approved the contents of this prospectus supplement or the accompanying prospectus. This prospectus supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Chile to acquire notes.

According to NCG 336, on or before making any offer of the notes in Chile, the person making the offer shall include in all offering materials the following cautionary language in English and in Spanish:

“IMPORTANT INFORMATION FOR INVESTORS RESIDENT IN CHILE: (1) The offering of the notes will commence in Chile on [dd/mm/yyyy]; (2) the offering will be subject to Norma de Carácter General N° 336 of the CMF; (3) the offered notes are not and will not be registered in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF and will therefore not be subject to the supervision of the CMF; (4) the offered notes are not registered in Chile and the issuer thereof is not required to disclose information to the public in Chile about its notes; and (5) the offered notes cannot and will not be publicly offered in Chile unless and until the offered notes are registered in the corresponding securities registry of the CMF.

INFORMACIÓN IMPORTANTE PARA INVERSIONISTAS RESIDENTES EN CHILE: (1) La oferta de los valores comenzará en Chile el día [dd/mm/aaaa]; (2) la oferta se acogerá a la Norma de Carácter General N° 336 de la CMF; (3) los valores no están ni estarán inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta; (4) Por tratarse de valores no inscritos, no existe obligación por parte del emisor de entregar en Chile información pública respecto de estos valores, y (5) Los valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.”

Pursuant to NCG 336, the notes may be privately offered to certain “qualified investors” as such are defined in NCG 336 and further described in Rules No. 216 of June 12, 2008 and 410 of July 27, 2016 of the CMF. The person making the offer in Chile should consult with local counsel about these definitions.

The notes have not been, and will not be, issued, placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the notes has not been nor will the notes be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the notes in Brazil is not permitted without such registration or an express exemption or registration with the CVM pursuant to Brazilian laws and regulations. Documents relating to the offering of the notes, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the notes is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil. This prospectus supplement or the accompanying prospectus is not addressed to Brazilian residents and it should not be forwarded or distributed to, nor read or consulted by, acted on or relied upon by Brazilian residents. Any investment to which this prospectus supplement or the accompanying prospectus relates is available only to non-Brazilian residents and will only be made by non- Brazilian residents. If you are a Brazilian resident and received this prospectus supplement or the accompanying prospectus, please destroy it along with any copies.

The notes have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores; the “CNBV”) and, therefore, may not be offered or sold publicly in Mexico, except that the notes may be sold to Mexican institutional and accredited investors solely pursuant to the private placement exemption set forth in the Mexican Securities Market Law (Ley del Mercado de Valores). Each of this prospectus supplement and the accompanying prospectus is solely our responsibility and has not been reviewed or authorized by the CNBV. The acquisition of the notes by an investor who is a resident of Mexico will be made under its own responsibility.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any applicable pricing supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. As used in this prospectus supplement, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Summary

The following summary describes the notes linked to a single currency or a basket of currencies that we, Morgan Stanley and MSFL, may offer from time to time, in general terms only. You should read the summary together with the more detailed information contained in this prospectus supplement, in the accompanying prospectus and in the applicable pricing supplement. We may also prepare free writing prospectuses that describe the preliminary terms proposed for particular issuances of notes. Any free writing prospectus should also be read in connection with this prospectus supplement and the accompanying prospectus. For purposes of this prospectus supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell these notes primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously. In the case of Morgan Stanley, the notes it offers under this prospectus supplement are among the notes referred to as its Series I medium-term notes. The offering of Morgan Stanley’s Series I medium-term notes is referred to as its Series I program. In the case of MSFL, the notes it offers under this prospectus supplement are among the notes referred to as its Series A medium-term notes. The offering of MSFL’s Series A medium-term notes is referred to as its Series A program. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement. MSFL’s payment obligations on notes issued by it will be fully and unconditionally guaranteed by Morgan Stanley.

Notes

Risk factor summary

You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them. See “Risk Factors” for a full discussion of the material risks relating to the notes, which include, but are not limited to, the following:

•      The notes may not pay more than the stated principal amount at maturity;

•      Unlike ordinary senior notes, the notes may not pay interest;

•      The market price of the notes will be influenced by many unpredictable factors;

•      The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes;

•      As a finance subsidiary, MSFL has no independent operations and will have no independent assets;

•      Notes issued by MSFL will not have the benefit of any cross-default or cross-acceleration with other indebtedness of MSFL or Morgan Stanley; a Morgan Stanley covenant default or bankruptcy, insolvency or reorganization event does not constitute an event of default with respect to MSFL notes;

•      In the case of notes with multiple valuation dates, the notes may pay no more than the principal amount at maturity even where the underlying currency or basket of currencies has strengthened (or weakened, in the case of notes that are bearish on a foreign currency or a basket of foreign currencies) as of the final valuation date;

•      The estimated value of the notes will be less than the original issue price and will adversely affect secondary market prices;

•      The estimated value of the notes, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price;

•      Secondary trading may be limited;

•      Investing in the notes is not equivalent to investing directly in the underlying currency or basket currencies;

•      The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes;

•      Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes;

•      Certain aspects of the tax treatment of short-term notes are uncertain;

•      The notes are subject to currency exchange risk;

•      Specific currency exchange rates are volatile and are affected by factors specific to the relevant sovereign government;

•      Intervention in the currency markets by the countries issuing underlying currencies could materially and adversely affect the value of the notes;

•      Any underlying currency may be replaced by another currency following a succession event;

•      Even though currencies trade around-the-clock, the notes will not;

•      Changes in the value of one or more of the basket currencies may offset each other;

•      The basket currencies may not be equally weighted; and

•      Suspension or disruptions of market trading in the underlying currencies may adversely affect the value of the notes.

In addition, please see “Annex I–– Certain Additional Currency Exchange Rate Risks” for risks related to specific currencies and “Risk Factors” in Part I, Item 1A of Morgan Stanley’s most recent annual report on Form 10-K and its current and periodic reports filed pursuant to the Securities and Exchange Act of 1934 for risks related to Morgan Stanley and its business.

General terms of the notes	The notes will pay in cash the stated principal amount at maturity plus a supplemental redemption amount, if any, that is based on the performance of a single currency or a basket of currencies, which we refer to as the currency performance or the basket performance, over the life of the notes as more fully explained below.

Payment at maturity	100% of the Payment of Principal Amount at Maturity

At maturity, we will pay you at least the stated principal amount per note, plus the supplemental redemption amount, if any. The payment at maturity is subject to our credit risk. The payments due, including any property deliverable, under any notes issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley.

The Supplemental Redemption Amount

Unless otherwise specified in the applicable pricing supplement, the supplemental redemption amount for each note will be equal to the stated principal amount times the applicable participation rate times the currency performance or basket performance, as applicable.

The participation rate indicates the extent to which you will participate in any positive currency performance or basket performance of the underlying currency or basket of currencies. If the participation rate is less than 100%, you will participate in less than the full performance. If the participation rate is greater than 100%, you will participate in the performance on a leveraged basis.

Notes Linked to a Single Currency

For notes that are linked to a single currency, unless otherwise specified in the applicable pricing supplement, the supplemental redemption amount will be calculated as follows:

supplemental redemption amount    =    stated principal amount    ×    participation rate    ×    currency performance

where,

stated principal amount	=	the stated principal amount per note, as specified in the applicable pricing supplement

participation rate	=	100%, unless otherwise specified in the applicable pricing supplement

currency performance	=

as specified in the applicable pricing supplement.

and where,

initial exchange rate	=	the exchange rate on the pricing date specified in the applicable pricing supplement

final exchange rate	=	the exchange rate on the valuation date specified in the applicable pricing supplement. For notes with multiple valuation dates, calculation of the currency performance or the basket performance, as applicable, will be based on the arithmetic average of the exchange rates on the valuation dates, as calculated by the calculation agent on the final valuation date, which we refer to as the “final average exchange rate,” in lieu of the final exchange rate.

If the currency performance is equal to or less than zero, the supplemental redemption amount will be zero. Therefore, the payment due under the notes at maturity will be only the stated principal amount for each note that you hold, and you will not receive any supplemental redemption amount.

Notes Linked to a Basket of Currencies

For notes that are linked to a basket of currencies, unless otherwise specified in the applicable pricing supplement, the supplemental redemption amount will be calculated as follows:

supplemental redemption amount    =    stated principal amount    ×    participation rate    ×    basket performance

where,

stated principal amount	=	the stated principal amount per note payable on the maturity date, as specified in the applicable pricing supplement

participation rate	=	100%, unless otherwise specified in the applicable pricing supplement

basket performance	=	the sum of the currency performance values for each currency in the basket (which we refer to as a basket currency) as specified in the applicable pricing supplement

currency performance value	=	the product of (i) currency performance and (ii) weighting, for each basket currency

weighting	=	the weighting for each basket currency specified in the applicable pricing supplement and where,

“currency performance,” “initial exchange rate” and “final exchange rate,” as applied to each basket currency, are as defined above under the heading “—Notes

Linked to a Single Currency.”

If the basket performance is equal to or less than zero, the supplemental redemption amount will be zero. Therefore, the payment due at maturity will be only the stated principal amount for each note that you hold, and you will not receive any supplemental redemption amount.

Currency exchange rates	Exchange rates reflect the amount of one currency that can be exchanged for another currency. The particular currency performance formula that will be specified in a particular pricing supplement will generally depend on (i) which currency is being used as the base currency (that is, how the exchange rate between those two currencies is being expressed) and (ii) whether the investor is taking a position that a currency or a basket of currencies will appreciate or depreciate relative to the base currency.

Other features of the notes	Certain notes may have features that differ from the basic notes described above. An issuance of notes may include the features listed below.

Notes with a Jump Amount:

For issuances of notes with a jump amount, as specified in the applicable pricing supplement, the mechanics described above under “—Payment at maturity” will apply, except that:

The supplemental redemption amount will equal:

(i) if the currency performance or basket performance, as applicable, is less than, or equal to, zero, $0; or

(ii) if the currency performance or basket performance, as applicable, is greater than zero, the greater of:

(a) the jump amount; and

(b) the stated principal amount times (x) the applicable participation rate times (y) the currency performance or basket performance, as applicable.

where,

jump amount	=	the jump amount specified in the applicable pricing supplement

Notes with Multiple Valuation Dates:

For issuances of notes that have multiple valuation dates, which will be specified in the applicable pricing supplement, the applicable provisions described above under “—Payment at maturity” will apply, except that, in lieu of the final exchange rate for each applicable underlying currency, we will use the final average exchange rate for such underlying currency for purposes of calculating the currency performance or currency performances, in the case of notes linked to a basket of currencies.

Issue price of the notes includes commissions and projected profit	The issue price of the notes, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the issue price of the notes includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes. See “Risk Factors—The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices” and “Use of Proceeds and Hedging” below.

Interest	The notes may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement, and may pay such interest, if any, on the interest payment dates specified in the applicable pricing supplement.

Other terms of the notes	• You will not have the right to present the notes to us for repayment prior to maturity, unless we specify otherwise in the applicable pricing supplement.

• The applicable pricing supplement will specify whether the notes will be callable by us.

• The notes will be denominated in U.S. dollars, unless we specify otherwise in the applicable pricing supplement.

• The notes may be issued at a discount to their stated principal amount.

• We may from time to time, without your consent, create and issue additional notes with the same terms as the notes previously issued so that they may be combined with the earlier issuance.

• The notes will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

Our call right	If so specified in the applicable pricing supplement, we will have the right to call the notes, in whole or in part, beginning on the initial call date specified in the applicable pricing supplement. If we decide to call the notes, we will:

• send a notice announcing that we have decided to call the notes;

• specify in the notice the call price that we will pay you in exchange for each note; and

• specify in the notice a call date when you will receive the call price; the call date will be at least 10 and no more than 30 calendar days after the date of the notice, or within the redemption notice period specified in the applicable pricing supplement.

The call price or call prices will be specified in the applicable pricing supplement. In the case of notes issued with original issue discount, the call price on any call date will include the yield that will have accrued on the note since the most recent date for which a call price is specified.

MSCS will be the calculation agent	We have appointed our affiliate Morgan Stanley Capital Services LLC or its successors, which we refer to as MSCS, to act as calculation agent for us with respect to the notes. The calculation agent will determine the initial exchange rate and final exchange rate for each underlying currency, the currency performance or basket performance, as applicable, and will calculate the supplemental redemption amount, if any, and the payment to you at maturity. Moreover, certain determinations made by MSCS, in its capacity as Calculation Agent, may require it to exercise discretion and make subjective judgments, such as with respect to the calculation of any exchange rate in the event of a discontinuance of reporting of any underlying currency’s exchange rate. These potentially subjective determinations may affect the payout to you at maturity. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us. We may appoint another of our affiliates, including Morgan Stanley & Co. LLC, which we refer to as MS & Co., or Morgan Stanley Capital Group Inc., to act as calculation agent for us with respect to the notes, which we will specify in the applicable pricing supplement.

MS & Co. will be the agent; conflicts of interest	The agent for the offering of the notes is expected to be MS & Co., a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, which will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.

Forms of securities	The notes will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form. We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities—The Depositary” in the accompanying prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

The notes should be treated as short-term debt instruments for U.S. federal income tax purposes if the term of the notes is equal to or less than one year	Generally, unless otherwise provided in the applicable pricing supplement, if the term of the notes is equal to or less than one year (after taking into account the last possible date that the notes could be outstanding under the terms of the notes), the notes should be treated as “short-term” debt instruments for U.S. federal income tax purposes. Certain aspects of the tax treatment of an investment in such notes are uncertain.

The notes should be treated as contingent payment debt instruments for U.S. federal income tax purposes if the term of the notes is more than one year

Generally, unless otherwise provided in the applicable pricing supplement, if the term of the notes is more than one year (after taking into account the last possible date that the notes could be outstanding under the terms of the notes), the notes should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of this prospectus supplement called “United States Federal Taxation.” Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the comparable yield (as defined in this prospectus supplement) of the notes even though you may not receive any stated interest on the notes. In addition, any gain recognized by U.S. taxable investors on the sale, exchange or at maturity of the notes generally will be treated as ordinary income.

You should review carefully the section entitled “United States Federal Taxation” in this prospectus supplement.

You also should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes in light of your particular circumstances as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Where you can find more information on the notes	Because this is a summary, it does not contain all of the information that may be important to you including the specific requirements for the exercise of our call right. You should read the “Description of the Notes” section in this prospectus supplement and the “Description of Debt Securities” section in the prospectus for a detailed description of the terms of the notes. You should also read about some of the risks involved in investing in the notes in the section of this prospectus supplement called “Risk Factors.”

We urge you to consult with your investment, legal, accounting and other advisers with regard to any investment in the notes.

Estimated Value and Secondary Market Prices of the Currency-Linked Notes

Our Estimated Value of the Notes

Unless otherwise specified in the applicable pricing supplement, the original issue price for each offering of notes will include costs associated with issuing, selling, structuring and hedging the notes, which will be borne by you, and, consequently, the estimated value of the notes on the pricing date will be less than the original issue price. Our estimate of the value of the notes as determined on the pricing date will be set forth on the cover of the applicable pricing supplement.

Determining the Estimated Value of the Notes

Unless otherwise specified in the applicable pricing supplement, in valuing the notes on the pricing date, we will take into account that the notes comprise both a debt component and a performance-based component linked to the underlying currency or basket of currencies. The estimated value of the notes will be determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying currency or basket of currencies, instruments based on the underlying currency or basket of currencies (or the component securities), volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

Determining the Economic Terms of the Notes

Unless otherwise specified in the applicable pricing supplement, in determining the economic terms for each offering of notes, such as the participation rate or any other economic terms, we will use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms for such offering of notes would be more favorable to you.

The Relationship Between the Estimated Value on the Pricing Date and the Secondary Market Price of the Notes

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underlying currency or basket of currencies, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, unless otherwise specified in the applicable pricing supplement, because the costs associated with issuing, selling, structuring and hedging the notes will not be fully deducted upon issuance, for a predetermined period of time following the original issue date (to be specified in the applicable pricing supplement), to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying currency or basket of currencies, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

For additional information on the estimated value and the secondary market prices of the notes, see “Risk Factors—The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices” and “—The estimated value of the notes, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price” below.

How Do Currency Exchange Rates Work?

•	Exchange rates reflect the amount of one currency that can be exchanged for a unit of another currency.

•	Exchange rates for certain currencies (such as the Australian dollar, the British pound, the Eurozone euro and the New Zealand dollar) are expressed as the number of U.S. dollars per unit of the relevant foreign currency. As a result, an increase in the exchange rate means that the relevant foreign currency has appreciated / strengthened relative to the U.S. dollar. This means that one (1) unit of the relevant foreign currency can purchase more U.S. dollars on the valuation date than it did on the pricing date.

In calculating the payout on the notes, the currency performance or basket performance, as applicable, is the percentage currency gain or loss (in U.S. dollar terms) as measured from the perspective of a U.S. dollar investor, unless otherwise specified in the applicable pricing supplement. In the example below, an investor holding U.S. dollars could purchase one Eurozone euro with $1.50 on the pricing date and if that euro was converted back into U.S. dollars on the valuation date, the investor would receive $1.65 (110% of the original $1.50). Accordingly, from the point of view of a U.S. dollar investor, the Eurozone euro has strengthened relative to the U.S. dollar by 10%:

Pricing Date (# USD / 1 EUR)	Valuation Date (#USD / 1 EUR)
1.50	1.65

Conversely, a decrease in the exchange rate means that the relevant foreign currency has depreciated / weakened relative to the U.S. dollar. This means that one (1) unit of the relevant foreign currency can purchase fewer U.S. dollars on the valuation date than it did on the pricing date.

In the example below, an investor holding U.S. dollars could purchase one Eurozone euro with $1.50 on the pricing date and if that euro was converted back into U.S. dollars on the valuation date, the investor would receive $1.35 (90% of the original $1.50). Accordingly, from the point of view of a U.S. dollar investor, the Eurozone euro has weakened relative to the U.S. dollar by 10%:

Pricing Date (# USD / 1 EUR)	Valuation Date (#USD / 1 EUR)
1.50	1.35

•	Exchange rates can also be expressed as the number of units of the relevant foreign currency per one U.S. dollar, as in the case of the Canadian dollar, the Chinese renminbi, the Japanese yen, the Mexican peso and the Swiss franc, to name a few. As a result, a decrease in the exchange rate means that the relevant foreign currency has appreciated / strengthened relative to the U.S. dollar. This means that it takes fewer of the relevant foreign currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.

In the example below, an investor holding U.S. dollars could purchase one hundred Japanese yen with $1.00 on the pricing date and if those Japanese yen were converted back into U.S. dollars on the valuation date, the investor would receive $1.10 (i.e., 110% of the original $1.00) as 90.9090 yen would be exchanged for $1.00 and the remaining 9.0909 yen would be exchanged for an additional $0.10 at an exchange rate of 90.9090 yen per dollar on the valuation date. Accordingly, from the point of view of a U.S. dollar investor, the Japanese yen has strengthened relative to the U.S. dollar by 10%:

Pricing Date (# JPY / 1 USD)	Valuation Date (# JPY / 1 USD)
100	90.9090

Conversely, an increase in the exchange rate means that the relevant foreign currency has depreciated / weakened relative to the U.S. dollar. This means that it takes more of the relevant foreign currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.

In the example below, an investor holding U.S. dollars could purchase one hundred Japanese yen with $1.00 on the pricing date and if those Japanese yen were converted back into U.S. dollars on the valuation date, the investor would receive $0.90 (i.e., 90% of the original $1.00) as the 100 yen held by the investor would be exchanged for only $0.90 at an exchange rate of 111.1111 yen per dollar on the valuation date. Accordingly, from the point of view of a U.S. dollar investor, the Japanese yen has weakened relative to the U.S. dollar by 10%:

Pricing Date (# JPY / 1 USD)	Valuation Date (# JPY / 1 USD)
100	111.1111

Actual exchange rates on the pricing date and the valuation date will vary from those used in the examples above.

The notes can be designed to provide a bullish exposure to a foreign currency (or a basket of foreign currencies) from the point of view of a U.S. dollar investor, as in these examples, or a bearish exposure to a foreign currency (or a basket of foreign currencies). Whether the notes are bullish or bearish on the foreign currency is a fundamental difference and the payment at maturity is calculated differently for the two types of notes. See “Hypothetical Payments on the Notes at Maturity” for examples of both types of currency exposure.

Hypothetical Payments on the Notes at Maturity

The following examples illustrate the payment at maturity on the notes for a range of hypothetical issuances of notes with the following characteristics: (a) notes linked to a single currency; (b) notes linked to a basket of currencies; and (c) notes linked to a single currency or a basket of currencies with a jump amount.

(a) Notes linked to a single currency:

Presented below are hypothetical examples showing how the payment at maturity on the notes, including the supplemental redemption amount, is calculated for notes linked to a single currency.

(i) Notes bullish on the foreign currency/bearish on the U.S. dollar

The following hypothetical examples illustrate the payout on a note which pays a positive return if the foreign currency appreciates relative to the U.S. dollar. In a note that is bullish on the foreign currency and bearish on the U.S. dollar, a positive currency performance will indicate that the foreign currency has appreciated relative to the U.S. dollar while a negative currency performance will indicate that the foreign currency has depreciated relative to the U.S. dollar. The return on the note is based on how much the foreign currency has appreciated relative to the U.S. dollar.

In these examples, we have assumed that the underlying currency is the Japanese yen. The exchange rate between the Japanese yen and the U.S. dollar is typically expressed as the number of Japanese yen per one U.S. dollar. Consequently, appreciation of the Japanese yen relative to the U.S. dollar is indicated by a decrease in the quoted exchange rate, while depreciation of the Japanese yen relative to the U.S. dollar is indicated by an increase in the quoted exchange rate. See “How Do Currency Exchange Rates Work?” on page S-19.

Bullish Note Example 1:

The Japanese yen has appreciated relative to the U.S. dollar and the currency performance is positive.

Hypothetical stated principal amount:	$1,000
Hypothetical participation rate:	130%
Hypothetical initial exchange rate:	100
Hypothetical final exchange rate:	80

The currency performance will equal:

Using the above hypothetical exchange rates, the currency performance is calculated as follows:

In this example, the Japanese yen has strengthened 25% relative to the U.S. dollar.

The supplemental redemption amount will equal:

Supplemental redemption amount   =  $1,000  ×  participation rate  ×  currency performance

So, using the hypothetical example above,

Supplemental redemption amount   =  $1,000  ×  130%  ×  25%  =  $325

Therefore, in this example, the total payment at maturity per note will equal $1,325, which is the sum of the stated principal amount of $1,000 and a supplemental redemption amount of $325.

Bullish Note Example 2:

The Japanese yen has depreciated relative to the U.S. dollar and the currency performance is negative.

Hypothetical stated principal amount:	$1,000
Hypothetical participation rate:	130%
Hypothetical initial exchange rate:	100
Hypothetical final exchange rate:	125

Therefore,

Supplemental redemption amount per note	=	the greater of:

		(a) $0; and

		(b) $1,000	×	– 20% (less than zero)	×	130%

	=	$0

In this example, the Japanese yen has weakened 20% relative to the U.S. dollar over the term of the notes. Accordingly, the currency performance is less than zero. Therefore, there will be no supplemental redemption amount and the total payment at maturity per note will equal only the $1,000 stated principal amount of the notes.

(ii) Notes bearish on the foreign currency/bullish on the U.S. dollar

The following hypothetical examples illustrate the payout on a note which pays a positive return if the foreign currency depreciates relative to the U.S. dollar. In a note that is bearish on the foreign currency and bullish on the U.S. dollar, a positive currency performance will indicate that the foreign currency has depreciated relative to the U.S. dollar while a negative currency performance will indicate that the foreign currency has appreciated relative to the U.S. dollar. The return on the note is based on how much the foreign currency has depreciated relative to the U.S. dollar.

Bearish Note Example 1:

The Japanese yen has depreciated relative to the U.S. dollar and the currency performance is positive.

Hypothetical stated principal amount:	$1,000
Hypothetical participation rate:	130%
Hypothetical initial exchange rate:	100
Hypothetical final exchange rate:	125

The currency performance will equal:

Using the above hypothetical exchange rates, the currency performance is calculated as follows:

In this example, the Japanese yen has weakened 20% relative to the U.S. dollar.

The supplemental redemption amount will equal:

Supplemental redemption amount	=	$1,000 ×	participation rate	×	currency performance

So, using the hypothetical example above,

Supplemental redemption amount	=	$1,000	×	130%	×	20%	=	$260

Therefore, in this example, the total payment at maturity per note will equal $1,260, which is the sum of the stated principal amount of $1,000 and a supplemental redemption amount of $260.

Bearish Note Example 2:

The Japanese yen has appreciated relative to the U.S. dollar and the currency performance is negative.

Hypothetical stated principal amount:	$1,000
Hypothetical participation rate:	130%
Hypothetical initial exchange rate:	100
Hypothetical final exchange rate:	80

Therefore,

Supplemental redemption amount per note	=	the greater of:

		(a) $0; and

		(b) $1,000	×	– 25% (less than zero)	×	130%

	=	$0

In this example, the Japanese yen has strengthened 25% relative to the U.S. dollar over the term of the notes. Accordingly, the currency performance is less than zero. Therefore, there will be no supplemental redemption amount and the total payment at maturity per note will equal only the $1,000 stated principal amount of the notes.

(b) Notes linked to a basket of currencies:

Presented below are two hypothetical examples showing how the payment on the notes, including the supplemental redemption amount, is calculated for notes linked to a basket of currencies. In these examples, we have assumed that the underlying basket currencies are the Australian dollar, the Canadian dollar, the Eurozone euro and the British pound and that the note will pay a positive return if the basket of currencies appreciates against the U.S. dollar. The exchange rate for each of the Australian dollar, the Eurozone euro and the British pound is expressed as the number of U.S. dollars per unit of each basket currency and the exchange rate for the Canadian dollar is expressed as the number of Canadian dollars per one U.S. dollar.

Example 1:

Each of the basket currencies has appreciated relative to the United States dollar and the basket performance is positive.

Currency	Basket Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	% Appreciation / Depreciation
Australian dollar	25%	0.8500	0.8925	+5%
Canadian dollar	25%	1.0500	1.0000	+5%
Eurozone euro	25%	1.4000	1.4700	+5%
British pound	25%	2.0000	2.1000	+5%

Basket Performance = Sum of Hypothetical Currency Performance Values

So, using the hypothetical exchange rates above,

equals

basket performance = 5.00%

Basket Performance is Positive. The Payment due at Maturity will be the Stated Principal Amount + Supplemental Redemption Amount

Hypothetical stated principal amount = $1,000

Hypothetical basket performance = 5%

Hypothetical participation rate = 130%

Supplemental redemption amount	=	$1,000 × participation rate × basket performance
	=	$1,000 × 130% × 5% = $65

Because the basket performance is greater than zero, the payment due per note will include a supplemental redemption amount. Therefore, the total payment at maturity per note will be $1,065, which is the sum of the $1,000 stated principal amount and a supplemental redemption amount of $65.

Example 2:

Certain basket currencies have appreciated relative to the United States dollar but other basket currencies have depreciated to a greater extent relative to the United States dollar. Overall, the basket performance is negative.

Currency	Basket Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	% Appreciation / Depreciation
Australian dollar	25%	0.8500	0.8925	+5%
Canadian dollar	25%	1.0500	1.1667	– 10%
Eurozone euro	25%	1.4000	1.1200	– 20%
British pound	25%	2.0000	2.1000	+5%

Basket Performance = Sum of Hypothetical Currency Performance Values

So, using the hypothetical exchange rates above,

equals

basket performance = – 5.00%

Basket Performance is 0% or Negative. The Payment due at Maturity will be Par.

Hypothetical stated principal amount = $1,000

Hypothetical basket performance = – 5%

Supplemental redemption amount = $0

Because the basket performance is less than (or equal to) zero, the supplemental redemption amount will be $0 and the total payment at maturity per note will only equal the $1,000 stated principal amount per note.

The basket performance may be equal to zero or less than zero even though one or more basket currencies has strengthened relative to the U.S. dollar over the term of the notes as this strengthening may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other basket currencies. In Example 2, the appreciation of the Australian dollar and the British pound relative to the U.S. dollar is more than offset by the depreciation of the Canadian dollar and the Eurozone euro relative to the U.S. dollar.

(c) Notes linked to a single currency or a basket of currencies with a jump amount:

Presented below are three hypothetical examples showing how the payment on the notes, including the supplemental redemption amount, is calculated for notes linked to a single currency or a basket of currencies with a jump amount. The examples are based on the following hypothetical terms:

Hypothetical stated principal amount = $1,000

Hypothetical jump amount = $300

Hypothetical participation rate = 100%

Example 1:

Currency performance or basket performance, as applicable, is positive and greater than 30%.

Hypothetical currency performance/basket performance = 35%

Supplemental redemption amount = greater of:

•	$300; and

•	$1,000 × participation rate × currency performance or basket performance

= $1,000 × 100% × 35% = $350

Because the currency performance or basket performance is greater than 30%, the payment due per note will include a supplemental redemption amount that is greater than $300. Therefore, the total payment at maturity per note will be $1,350, which is the sum of the $1,000 stated principal amount and a supplemental redemption amount of $350.

Example 2:

Currency performance or basket performance, as applicable, is positive but less than or equal to 30%.

Hypothetical currency performance/basket performance = 1%

Supplemental redemption amount = greater of:

•	$300; and

•	$1,000 × participation rate × currency performance or basket performance

= $1,000 × 100% × 1% = $10

Notes with a jump amount will provide a supplemental redemption amount at maturity at least equal to the jump amount in addition to the full return of principal as long as the currency performance or the basket performance, as applicable, is greater than zero. In this example, the payment due per note will include a supplemental redemption amount of $300, even though the currency performance or basket performance was only 1%. Therefore, the total payment at maturity per note will be $1,300, which is the sum of the $1,000 stated principal amount and a supplemental redemption amount of $300.

Example 3:

Currency performance or basket performance, as applicable, is zero or negative.

Hypothetical currency performance/basket performance = – 5%

Supplemental redemption amount = $0

Because the currency performance or basket performance is less than (or equal to) zero, the supplemental redemption amount will be $0 and the total payment at maturity per note will equal only the $1,000 stated principal amount per note.

Risk Factors

The notes are not secured debt, are riskier than ordinary debt securities and generally do not pay interest. The payment you receive at maturity is linked to the performance of an underlying currency or basket of currencies. Investing in the notes is not equivalent to investing directly in the underlying currency or basket of currencies. This section describes the material risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Risks Relating to an Investment in the Notes

The notes may not pay more than the stated principal amount at maturity

If the currency performance or basket performance is zero or negative, no supplemental redemption amount will be paid and the payment due at maturity will be only the stated principal amount for each note you hold at maturity.

Unlike ordinary senior notes, the notes may not pay interest

The terms of the notes differ from those of ordinary debt securities in that we generally do not pay interest on the notes. Because the supplemental redemption amount due at maturity may equal zero, the return on your investment in the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the stated principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the positive performance, if any, of the underlying currencies.

The market price of the notes will be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market. As noted above, we expect that the exchange rates for the underlying currency or basket currencies on any day will affect the value of the notes more than any other single factor. Other factors that may influence the value of the notes include:

•	the volatility (frequency and magnitude of changes in value) of the underlying currencies relative to the U.S. dollar,

•	interest and yield rates in the U.S. market and in the markets for the underlying currency or each of the basket currencies,

•	geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the underlying currencies or currency markets generally and that may affect the final exchange rates (or final average exchange rates, for notes with multiple valuation dates) for the underlying currencies,

•	the time remaining to the maturity of the notes, and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. For example, you may have to sell your notes at a substantial discount from the stated principal amount if at the time of sale the underlying currency or basket of currencies has weakened (or strengthened, in the case of notes that are bearish on a foreign currency or a basket of foreign currencies), or if interest rates rise.

The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes

You are dependent on our ability to pay all amounts due on the notes at maturity and therefore you are subject to our credit risk. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in our credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

As a finance subsidiary, MSFL has no independent operations and will have no independent assets

As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL notes if they make claims in respect of the notes in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of notes issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued notes.

Notes issued by MSFL will not have the benefit of any cross-default or cross-acceleration with other indebtedness of MSFL or Morgan Stanley; a Morgan Stanley covenant default or bankruptcy, insolvency or reorganization event does not constitute an event of default with respect to MSFL notes

The notes issued by MSFL will not have the benefit of any cross-default or cross-acceleration with other indebtedness of MSFL or Morgan Stanley. In addition, a covenant default by Morgan Stanley, as guarantor, or an event of bankruptcy, insolvency or reorganization of Morgan Stanley, as guarantor, does not constitute an event of default with respect to any notes issued by MSFL. See “Description of Debt Securities—Events of Default” in the accompanying prospectus.

In the case of notes with multiple valuation dates, the notes may pay no more than the principal amount at maturity even where the underlying currency or basket of currencies has strengthened (or weakened, in the case of notes that are bearish on a foreign currency or a basket of foreign currencies) as of the final valuation date

For notes with multiple valuation dates, you will receive a payment at maturity that is greater than the stated principal amount of the notes only if the arithmetic average of the exchange rates on the valuation dates of the underlying currency or basket currencies results in a positive currency performance or basket performance, as applicable. Consequently, it is possible that you will receive at maturity an amount equal to the stated principal amount for each note you hold, even if the underlying currency or basket of currencies has strengthened (or weakened, in the case of notes that are bearish on a foreign currency or a basket of foreign currencies) substantially as of the final valuation date.

The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a predetermined period of time following the original issue date (to be specified in the applicable pricing supplement), to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying currency or basket of currencies, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

The estimated value of the notes, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price

These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date will not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of the applicable pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the notes will be influenced by many unpredictable factors” above.

Secondary trading may be limited

There may be little or no secondary market for the notes. Although we may decide to apply to list the notes on a stock exchange, we may not meet the requirements for listing of that particular stock exchange and do not expect to announce whether or not we will meet such requirements prior to the pricing date. Even if there is a secondary market, it may not provide significant liquidity. Our affiliate, Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

Investing in the notes is not equivalent to investing directly in the underlying currency or basket currencies

You may receive a lower payment at maturity than you would have received if you had invested directly in the underlying currency or basket currencies. The currency performances are dependent solely on the formula set forth above and not on any other formula that could be used for calculating currency performances. In the case of notes linked to a basket of currencies, the basket performance is based on the currency performance for each basket currency, which is in turn based on the formula set forth above.

The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes

As calculation agent, Morgan Stanley Capital Services LLC, which we refer to as MSCS, will determine the initial exchange rate and the final exchange rate for each underlying currency, the currency performance values, the currency performance or the basket performance, as applicable, and calculate the amount you will receive at maturity. Moreover, certain determinations made by MSCS, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the calculation of any exchange rate in the event of a discontinuance of reporting of any underlying currency’s exchange rate. These potentially subjective determinations may affect the payout to you at maturity. See the section of this prospectus supplement called “Description of the Notes—Exchange Rate.”

Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes

One or more of our affiliates and/or third party dealers expect to carry out hedging activities related to the notes (and possibly to other instruments linked to the underlying currencies), including trading in forward and options contracts on the underlying currencies as well as in other instruments related to the underlying currencies. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying currencies and other financial instruments related to the underlying currencies on a regular basis as part of their general broker-dealer, proprietary trading and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial exchange rates for the underlying currencies and, as a result, could affect the exchange rates at which the underlying currencies must close on the valuation date(s) before you would receive a payment at maturity that exceeds the stated principal amount of the notes. Additionally, such hedging or trading activities during the term of the notes could potentially adversely affect the exchange rates of the underlying currencies on the valuation date(s), and, accordingly, the amount of cash you will receive at maturity.

Certain aspects of the tax treatment of short-term notes are uncertain

Certain aspects of the tax treatment of short-term notes that provide for contingent payments are uncertain. You should review carefully the section called “United States Federal Taxation—Tax Consequences to U.S. Holders—Short-Term Notes” in this prospectus supplement.

Risks Relating to the Underlying Currency or Currencies

The notes are subject to currency exchange risk

Fluctuations in the exchange rates between an underlying currency and the currency that is used as the base currency will affect the value of the notes.

Exchange rates between currencies are the result of numerous factors specific to the relevant countries and the United States including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments and by macroeconomic factors and speculative actions related to different regions. Changes in exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the country of each underlying currency, including economic and political developments in other countries.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation,

•	existing and expected interest rate levels,

•	the balance of payments, and

•	the extent of governmental surpluses or deficits in the relevant foreign country and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries of each underlying currency and other countries important to international trade and finance.

The payment on the notes or otherwise could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad.

We cannot assure you that a currency crisis or significant devaluation will not happen in the future to one or more of the underlying currencies during the term of the notes. If one or more of the underlying currencies experiences devaluation, the value of the notes will likely be adversely affected.

It has been reported that the U.K. Financial Conduct Authority and regulators from other countries, including the United States, are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact the value of your notes.

Specific currency exchange rates are volatile and are affected by factors specific to the relevant sovereign government

For special risks related to certain underlying currencies that may be specified in the applicable pricing supplement, please see the relevant descriptions in “Annex I––Certain Additional Currency Exchange Rate Risks.”

Intervention in the currency markets by the countries issuing underlying currencies could materially and adversely affect the value of the notes

Specific currencies’ exchange rates can be highly volatile and are affected by numerous factors specific to each foreign country. Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments use a variety of techniques, such as intervention by their central bank or the imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is that their liquidity, trading value and amount payable could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations or allow a previously fixed or range-limited exchange rate to float freely or in a broader band. The liquidity and trading value of and amount payable on the notes could also be affected by fluctuations in response to other market forces and by the movement of currencies across borders. There will be no offsetting adjustment or change made during the term of the notes in the event that any floating exchange rate should become fixed, any fixed exchange rate should be allowed to float, or that the band limiting the float of any underlying currency should be altered or removed. Nor will there be any offsetting adjustment or change in the event of any other devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the underlying currencies, or any other currency. Therefore, any significant changes or governmental actions with respect to any underlying currencies, the U.S. dollar or any other currency that result in the weakening of any of the underlying currencies (or the strengthening in the case of notes that are bearish on a foreign currency or a basket of foreign currencies) could materially and adversely affect the value of the notes.

Any underlying currency may be replaced by another currency following a succession event

If an underlying currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or the relevant sovereign government of an underlying currency divides into two or more countries or economic regions, each with a different lawful currency immediately after that event (each such event, a “succession event”), such underlying currency will be replaced with another currency (a “successor currency”). In the event of a succession event, you will become subject to the performance of the successor currency instead of the underlying currency it replaces. In addition, for notes linked to multiple underlying currencies, if any underlying currency is replaced with a successor currency that is the same as another underlying currency, your exposure to such underlying currency may be effectively increased. The occurrence of a succession event and the consequent adjustments may materially and adversely affect the value of the notes. See the section of this prospectus supplement called “Description of the Notes—General Terms of the Notes—Succession Events.”

Even though currencies trade around-the-clock, the notes will not

The Interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for the notes, if any trading market develops, will not conform to the hours during which the underlying currencies are traded. Significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the notes. The possibility of these movements should be taken into account in relating the value of the notes to those in the underlying foreign exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the currencies used to calculate the supplemental redemption amount. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

Changes in the value of one or more of the basket currencies may offset each other

For notes where the supplemental redemption amount is based on a basket of two or more currencies, exchange rate movements in the basket currencies may not correlate with each other. At a time when the value of one or more of the basket currencies increases, the value of one or more of the other basket currencies may not increase as much or may decline. Therefore, in calculating the basket performance on a valuation date, increases in the value of one or more of the basket currencies may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket currencies. You can review the historical exchange rates of each of the basket currencies in the section called “Historical Information” in the applicable pricing supplement. You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether increases in the value of any of the basket currencies will be offset by decreases in the value of other basket currencies, based on their historical performance. In addition, there can be no assurance that the basket performance will be positive so that you will receive at maturity an amount in excess of the stated principal amount of the notes.

The basket currencies may not be equally weighted

If the notes are linked to a basket of currencies, the basket currencies may have different weightings in the basket. In such case, the same percentage change in two of the basket currencies could have different effects on the basket performance because of the unequal weightings. For example, if the weighting of one basket currency is greater than the weighting of another basket currency, a currency performance of –5% for the basket currency with the greater weighting will have a greater impact on the basket performance than a currency performance of 5% for the basket currency with the lesser weighting.

Suspension or disruptions of market trading in the underlying currencies may adversely affect the value of the notes

The currency markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets, and the participation of speculators. These circumstances could adversely affect the exchange rates of the underlying currencies and, therefore, the value of the notes.

Description of Notes

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the prospectus. This section supplements that description. The applicable pricing supplement will specify the particular terms of each issuance of notes, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus. References in this prospectus supplement to a note shall refer to the stated principal amount specified as the denomination for that issuance of notes in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)

•	senior indebtedness (“Description of Debt Securities—Subordination Provisions”)

•	MSFL Senior Debt Indenture (“Description of Debt Securities—Indentures”)

General Terms of the Notes

Morgan Stanley Notes. Morgan Stanley will issue the notes as part of its Series I medium-term notes under the Senior Debt Indenture. The Series I medium-term notes issued under the Senior Debt Indenture, together with Morgan Stanley’s senior Series J and Series K global medium-term notes, referred to below under “Plan of Distribution (Conflicts of Interest),” will constitute a single series under the Senior Debt Indenture, together with any other obligations Morgan Stanley issues in the future under the Senior Debt Indenture that it designates as being part of that series. The Senior Debt Indenture does not limit the amount of additional indebtedness that Morgan Stanley may incur. Morgan Stanley may, without your consent, create and issue additional notes with the same terms as previous issuances of notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.

MSFL Notes. MSFL will issue the notes as part of its Series A medium-term notes under the MSFL Senior Debt Indenture. The Series A medium-term notes issued under the MSFL Senior Debt Indenture will constitute a single series under the MSFL Senior Debt Indenture, together with any other obligations MSFL issues in the future under the MSFL Senior Debt Indenture that it designates as being part of that series. The MSFL Senior Debt Indenture does not limit the amount of additional indebtedness that MSFL may incur. MSFL may, without your consent, create and issue additional notes with the same terms as previous issuances of notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.

Ranking. Morgan Stanley Notes. Morgan Stanley notes issued under the Senior Debt Indenture will rank on par with all of its other senior indebtedness and with all of its other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

MSFL Notes. MSFL notes issued under the MSFL Senior Debt Indenture will rank on a parity with all of its other senior indebtedness and with all of its other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency. Such notes will be fully and unconditionally guaranteed by Morgan Stanley. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL notes if they make claims in respect of the notes in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. See “Structural Subordination; Morgan Stanley’s Access to Assets Held by Subsidiaries May Be Restricted” and “Status of the MSFL Securities; Relationship with Morgan Stanley Securities” in the accompanying prospectus.

Guarantee of MSFL Notes. The payments due, including any property deliverable, under any notes issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley. If, for any reason, MSFL does not make any required payment in respect of any of the notes, Morgan Stanley will cause the payment to be made at the same address at which MSFL is obligated to make such payment. Morgan Stanley’s guarantee of the payments due on the notes issued by MSFL will be unsecured senior obligations of Morgan Stanley. See “Description of Debt Securities—Morgan Stanley Guarantee of Debt Securities Issued by MSFL” in the accompanying prospectus.

Terms Specified in Pricing Supplements. A pricing supplement will specify the following terms of any issuance of notes to the extent applicable:

•	the issuer of the notes;

•	the issue price (price to public);

•	the stated principal amount per note;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the method of quotation for each underlying currency;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this prospectus supplement;

•	the terms, if any, on which we may call the notes, including the initial call date and the call prices;

•	whether the notes are fixed rate notes, floating rate notes, notes with original issue discount and/or amortizing notes;

•	the rate per year at which the notes will pay interest, if any, or the method of calculating that rate and the interest payment dates on which interest will be payable;

•	the underlying currency or underlying basket of currencies, and if the latter applies, the applicable weighting for each basket currency;

•	the participation rate to be used to calculate the supplemental redemption amount;

•	the stock exchange, if any, on which the notes may be listed;

•	if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be payable, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•	if the notes are in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the notes.

Some Definitions. We have defined some of the terms that we use frequently in this prospectus supplement below:

“basket of currencies” means the underlying basket of currencies specified in the applicable pricing supplement, the performance of which underlies the notes. We refer to each currency in the basket as a “basket currency.”

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“call date” for each issuance of notes that are subject to our call right will be the scheduled trading day on or after the initial call date that is specified by us in our notice of exchange as the date on which we will deliver cash to holders of the notes called for exchange. The initial call date will be specified in the applicable pricing supplement. We may specify any scheduled trading day on or after the initial call date or the maturity date (whether or not it is a scheduled trading day) as the call date, unless otherwise specified in the applicable pricing supplement.

“call notice date” will be the scheduled trading day on which we issue our call notice, which must be at least 10 but not more than 30 calendar days prior to the call date for such notes (the “redemption notice period”), unless a different redemption notice period is specified in the applicable pricing supplement.

“call price” or “call prices” with respect to each issuance of notes that are subject to our call right on any day during the term of such notes or a formula by which the call price(s) may be determined will be specified in the applicable pricing supplement.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“currency business day” means any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close and (ii) a day on which dealings in foreign currency in accordance with the practice of the foreign exchange market occur:

(a)	in Buenos Aires, Argentina with respect to the Argentine peso;

(b)	in (x) Sao Paulo, Brazil, Rio de Janeiro, Brazil, or Brasilia, Brazil and (y) New York City with respect to the Brazilian real;

(c)	in Santiago, Chile with respect to the Chilean peso;

(d)	in Beijing, China with respect to the Chinese renminbi;

(e)	in Hong Kong with respect to the Hong Kong dollar;

(f)	in London, England with respect to the Hungarian forint;

(g)	in Mumbai, India with respect to the Indian rupee;

(h)	in Jakarta, Indonesia with respect to the Indonesian rupiah;

(i)	in Kuala Lumpur, Malaysia and Singapore with respect to the Malaysian ringgit;

(j)	in New York City with respect to the Mexican peso;

(k)	in Manila, Philippines with respect to the Philippine peso;

(l)	in Warsaw, Poland with respect to the Polish zloty;

(m)	in Bucharest, Romania with respect to the Romanian leu;

(n)	in Moscow, Russia and New York City with respect to the Russian ruble;

(o)	in London, England with respect to the Singapore dollar;

(p)	in Johannesburg, South Africa with respect to the South African rand;

(q)	in Seoul, Republic of Korea with respect to the South Korean won;

(r)	in Taipei, Taiwan with respect to the Taiwan dollar;

(s)	in Bangkok, Thailand with respect to the Thai baht;

(t)	in London, England with respect to the Turkish lira;

(u)	in Dubai, United Arab Emirates with respect to the United Arab Emirates dirham; and

(v)	in Hanoi, Vietnam with respect to the Vietnamese dong.

With respect to the Australian dollar, the British pound, the Canadian dollar, the Danish krone, the Eurozone euro, the Japanese yen, the New Zealand dollar, the Norwegian krone, the Swedish krona and the Swiss franc, “currency business day” means any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City and (ii) a day on which dealings in foreign currency in accordance with the practice of the foreign exchange market occur in London, England.

“Depositary” or “DTC” means The Depository Trust Company, New York, New York.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“exchange rate” means on any currency business day, unless otherwise specified in the applicable pricing supplement:

(i)	with respect to each of the Australian dollar, the British pound, the Canadian dollar, the Danish krone, the Eurozone euro, the Hong Kong dollar, the Hungarian forint, the Japanese yen, the Mexican peso, the New Zealand dollar, the Norwegian krone, the Polish zloty, the Romanian leu, the Singapore dollar, the South African rand, the Swedish krona, the Swiss franc, the Turkish lira and the United Arab Emirates dirham, the rate for conversion of such underlying currency into U.S. dollars (expressed, in the case of the Australian dollar, the British pound, the Eurozone euro and the New Zealand dollar, as the number of U.S. dollars per unit of such underlying currency and, in the case of the Canadian dollar, the Danish krone, the Hong Kong dollar, the Hungarian forint, the Japanese yen, the Mexican peso, the Norwegian krone, the Polish zloty, the Romanian leu, the Singapore dollar, the South African rand, the Swedish krona, the Swiss franc, the Turkish lira and the United Arab Emirates dirham, as the number of units of such underlying currency per one U.S. dollar) as determined by reference to the rate displayed on the applicable reference source (such as the applicable Reuters page) for such underlying currency on such currency business day, as determined by the Calculation Agent; provided that if (i) no such rate is displayed on the applicable reference source for such day for such underlying currency or (ii) the Calculation Agent determines in good faith that the rate so displayed on the applicable reference source is manifestly incorrect, the exchange rate will equal the arithmetic mean, as determined by the Calculation Agent, of the firm quotes of exchange rates for conversion of such underlying currency into U.S. dollars determined by at least five independent leading dealers, selected by the Calculation Agent (the “reference dealers”), in the underlying market for such underlying currency, taking into consideration the latest available quote for such exchange rate and any other information deemed relevant by such reference dealers; provided further that if (i) the difference between the highest and lowest exchange rates for conversion of such underlying currency into U.S. dollars determined by the reference dealers on such date pursuant to the previous clause of this sentence is greater than 1% or (ii) the Calculation Agent is unable to obtain five such quotes from the reference dealers on such date for any reason, the exchange rate for such underlying currency shall be the exchange rate as determined by the Calculation Agent in good faith on such day taking into account any information deemed relevant by the Calculation Agent; and

(ii)	with respect to each of the Argentine peso, the Brazilian real, the Chilean peso, the Chinese renminbi, the Indian rupee, the Indonesian rupiah, the Malaysian ringgit, the Philippine peso, the South Korean won, the Russian ruble, the Taiwan dollar, the Thai baht and the Vietnamese dong, the rate for conversion of such underlying currency into U.S. dollars (expressed as the number of units of such underlying currency per one U.S. dollar) as determined by reference to the rate displayed on the applicable reference source for such underlying currency on such currency business day, as determined by the Calculation Agent; provided that if (i) no such rate is displayed on the applicable reference source for such day for such underlying currency, (ii) such day is an unscheduled holiday with respect to any such underlying currency, or (iii) the Calculation Agent determines in good faith that the rate so displayed on the applicable reference source is manifestly incorrect, the exchange rate for such underlying currency will equal the arithmetic mean, as determined by the Calculation Agent, of the firm quotes of exchange rates for conversion of such underlying currency into U.S. dollars determined by the reference dealers in the underlying market for such underlying currency, taking into consideration the latest available quote for such exchange rate and any other information deemed relevant by such reference dealers; provided further that if (i) the difference between the highest and lowest exchange rates for conversion of any such underlying currency determined by the reference dealers on such date pursuant to the previous clause of this sentence is greater than 1% or (ii) the Calculation Agent is unable to obtain five such quotes from the reference dealers on such date for any reason, the exchange rate for such underlying currency shall be the exchange rate as determined by the Calculation Agent in good faith on such day, taking into account any information deemed relevant by the Calculation Agent; provided yet further that, with respect to the Brazilian real, if a price materiality event occurs, the exchange rate for Brazilian real shall be the rate as determined in the definition of “price materiality event” below.

Quotations of MS & Co. or the Calculation Agent or any of their affiliates may be included in the calculation of any mean described in clauses (i) or (ii) above, but only to the extent that any such bid is the highest of the quotes obtained.

See also “Description of the Notes—General Terms of the Notes—Succession Events” on page S-39.

“interest payment date” for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

“issue price” means the amount per note specified in the applicable pricing supplement and will equal the stated principal amount of each note, unless otherwise specified.

“maturity date” means the date specified in the applicable pricing supplement.

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of notes will be issued.

“participation rate” for an issuance of notes will be 100%, unless otherwise specified in the applicable pricing supplement, and will be used to calculate the supplemental redemption amount for such issuance of notes. The participation rate indicates the extent to which you will participate in any positive currency performance or basket performance. If the participation rate is less than 100%, you will participate in less than the full performance. If the participation rate is greater than 100%, you will participate in the performance on a leveraged basis.

“payment at maturity” means the payment due at maturity with respect to each note, as described under “—Payment at Maturity” below.

“price materiality event” means, with respect to the Brazilian real, that (i) the exchange rate as displayed on the applicable reference source for the Brazilian real has been, in the good faith belief of the Calculation Agent, inflated or deflated by government intervention and (ii) the difference between such rate and the arithmetic mean, as determined by the Calculation Agent, of the exchange rate for conversion of the Brazilian real into U.S. dollars determined by five reference dealers (“Brazilian reference dealers’ rate”), selected by the Calculation Agent in the underlying market for the Brazilian real, taking into consideration the latest available quote for such exchange rate and any other information deemed relevant by the reference dealers, is more than 3%, then, in such case, the exchange rate for the Brazilian real on the valuation date will be the Brazilian reference dealers’ rate. If such difference is less than 3%, then, in such case, the exchange rate for the Brazilian real will be determined as set forth in the definition of “exchange rate” above.

“pricing date” means the day on which we price the notes for initial sale to the public.

“record date” for any interest payment date, if applicable, shall be:

(i) for any definitive registered note, the date 15 calendar days prior to that interest payment date, whether or not that date is a business day; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable; and

(ii) for any global registered note, the date one business day prior to such interest payment date; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

“reference source” means the applicable Reuters page or other source for any exchange rate as specified in the applicable pricing supplement.

“Reuters page” means the display page so designated by Reuters Monitor Money Rates Service (“Reuters”) or any other display page that may replace that display page on Reuters and any successor service thereto.

“stated principal amount” for an issuance of notes shall be the principal amount per note, as specified in the applicable pricing supplement.

“trading day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

“underlying currency” or “underlying currencies” means the currency or currencies specified in the applicable pricing supplement, the performance of which, as measured by the specified currency exchange rates, underlies the notes.

“unscheduled holiday” means, with respect to any of the Argentine peso, the Brazilian real, the Chinese renminbi, the Indian rupee, the Indonesian rupiah, the Malaysian ringgit, the Philippine peso, the South Korean won, the Russian ruble, the Taiwan dollar, the Thai baht and the Vietnamese dong, a day that is not a currency business day with respect to any such underlying currency and the market was not made aware of such fact (by means of a public announcement or by reference to other publicly announced information) until a time later than 9:00 a.m. local time in the principal financial center(s) of any such underlying currency on the date that is two business days prior to the valuation date for such underlying currency.

“valuation date” or “valuation dates” with respect to an issuance of notes will be specified in the applicable pricing supplement. If there is only one valuation date, the final exchange rate(s) will be determined on that valuation date. If there are multiple valuation dates, then the final average exchange rate will be determined on the last valuation date, which we refer to as the “final valuation date.” In the case of notes linked to a single currency, if the date specified as the valuation date or any of the multiple valuation dates in the applicable pricing supplement is not a currency business day, that valuation date will be the immediately preceding currency business day with respect to such currency. In the case of notes linked to a basket of currencies, if the date specified as the valuation date or any of the multiple valuation dates in the applicable pricing supplement is not a currency business day with respect to any basket currency, that valuation date solely for the affected basket currency will be the immediately preceding currency business day with respect to such basket currency.

“weighting” of an underlying currency in a basket of currencies represents the percentage of the whole basket initially assigned to such currency. The weightings for each currency in a basket will be specified in the applicable pricing supplement.

References in this prospectus supplement to “U.S. dollars” or “U.S.$” or “$” are to the currency of the United States of America.

Other terms of the notes are described in the following paragraphs.

Succession Events. With respect to an underlying currency, “succession event” means that either (i) such underlying currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or (ii) the relevant sovereign government of such underlying currency divides into two or more countries or economic regions, each with a different lawful currency immediately after that event.

We refer to the underlying currency with respect to which a succession event has occurred as the “former currency.” On and after the effective date of a succession event, the former currency will be deemed to be replaced with:

•	in the case of clause (i) above, the currency that lawfully replaces the former currency, into which the former currency is converted or redenominated, or for which the former currency is exchanged, as applicable, or

•	in the case of clause (ii) above, a currency selected by the calculation agent from among the lawful currencies resulting from the division that the calculation agent determines in good faith and in a commercially reasonable manner is most comparable to the former currency, taking into account the latest available quotation for the exchange rate of the former currency relative to the relevant underlying currency or the relevant underlying currency relative to the former currency, as applicable, and any other information that it deems relevant.

We refer to the replacement currency determined as described in the bullets above as the “successor currency.”

Upon the occurrence of a succession event, the calculation agent will select in good faith and in a commercially reasonable manner a substitute Reuters or Bloomberg page for purposes of determining the exchange rate of any affected underlying currencies. To the extent the market convention for quoting the exchange rate for the successor currency relative to the underlying currency is different from the market convention for quoting the exchange rate for the reference currency relative to the underlying currency, the calculation agent will apply all calculations in a manner consistent with the original market convention in accounting for any adjustments resulting from a succession event.

Payment at Maturity

With respect to an issuance of notes linked to a single currency or a basket of currencies, on the applicable maturity date, you will receive per note the stated principal amount of such note, plus the supplemental redemption amount applicable to such notes, if any, as determined below. We refer to this payment as the “payment at maturity.”

The supplemental redemption amount may not be less than zero, even if the relevant currency performance or basket performance is negative. Consequently, at maturity, subject to our right to call the notes earlier if so provided in the applicable pricing supplement, the payment due for each note will be no less than the stated principal amount of that note.

Supplemental Redemption Amount

The “supplemental redemption amount” at maturity for an issuance of notes will be determined on a per note basis and will be equal to (i) the stated principal amount for such notes times (ii) the applicable participation rate times (iii) the currency performance or basket performance, as applicable.

Notes Linked to a Single Currency

For notes linked to a single currency, unless otherwise stated in the applicable pricing supplement, the supplemental redemption amount per note will be calculated as follows:

supplemental redemption amount	=	stated principal amount	×	participation rate	×	currency performance

where,

“currency performance” with respect to each issuance of notes linked to a single currency is described by one of the following formulas as specified in the applicable pricing supplement:

and where,

“initial exchange rate” means the exchange rate on the pricing date provided that if the pricing date is not a currency business day for a currency, the initial exchange rate for the affected currency shall be the exchange rate on the immediately preceding currency business day with respect to such currency, in either case as specified in the applicable pricing supplement, and

“final exchange rate” means the exchange rate on the valuation date, as specified in the applicable pricing supplement.

For notes with multiple valuation dates, calculation of the currency performance will be based on the arithmetic average of the exchange rates of the underlying currency on the valuation dates, as calculated by the Calculation

Agent on the final valuation date, which we refer to as the “final average exchange rate,” in lieu of the final exchange rate.

Notes linked to a Basket of Currencies

For notes linked to a basket of currencies, unless otherwise stated in the applicable pricing supplement, the supplemental redemption amount per note will be calculated as follows:

supplemental redemption amount	=	stated principal amount	×	participation rate	×	basket performance

“basket performance” means the sum of the currency performance values for each basket currency specified in the applicable pricing supplement.

“currency performance value” means, for each basket currency, the product of (i) the currency performance and (ii) the weighting, for such basket currency, which may be expressed in the applicable pricing supplement as:

depending on how the currency performance for that basket currency is expressed. See “Summary––Payment at Maturity––Currency Exchange Rates” above.

For notes linked to a basket of currencies with multiple valuation dates, calculation of the currency performance values of each basket currency will be based on the arithmetic average of the exchange rates of each basket currency on the valuation dates, as calculated by the Calculation Agent on the final valuation date, which we refer to as the “final average exchange rate,” in lieu of the final exchange rate.

Notes with a Jump Amount

For notes with a jump amount, unless otherwise stated in the applicable pricing supplement, the supplemental redemption amount per note will be calculated as follows:

(i) if the currency performance or basket performance, as applicable, is less than, or equal to, zero, $0; or

(ii) if the currency performance or basket performance, as applicable, is greater than zero, the greater of:

(a) the jump amount; and

(b) the stated principal amount times (x) the applicable participation rate times (y) the currency performance or basket performance, as applicable.

“jump amount” means, with respect to each issuance of notes with a jump amount, the jump amount specified in the applicable pricing supplement.

The Calculation Agent will calculate the supplemental redemption amount for each issuance of notes on the valuation date, or, in the case of multiple valuation dates, on the last of the valuation dates.

Our Call Right

If so specified in the applicable pricing supplement, we may call an issuance of notes on or after the call date, in whole or in part, for mandatory exchange into cash at the applicable call price specified in the applicable pricing supplement. If we call an issuance of notes, we will not pay you a supplemental redemption amount with respect to such issuance of notes. If we call an issuance of notes, then the cash to be delivered to you will be delivered on the call date fixed by us and set forth in our call notice, upon delivery of your notes to the Trustee in accordance with the delivery instructions. We will, or will cause the Calculation Agent to, deliver the cash to the Trustee for delivery to you. We refer to this right as “our call right.”

Trustee

The “Trustee” for each offering of notes issued under each of the Senior Debt Indenture and the MSFL Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A.).

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary, of the amount of cash to be delivered with respect to the stated principal amount of each note, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the notes to the Trustee for delivery to the Depositary, as holder of the notes, on the maturity date. We expect such amount of cash will be distributed to investors on the maturity date in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants. See “—Forms of Notes—Book-Entry Notes” or “—Forms of Notes—Certificated Notes” below, and see “Form of Securities—The Depositary” in the accompanying prospectus.

Agent

Unless otherwise specified in the applicable pricing supplement, the “agent” for each underwritten offering of notes will be MS & Co.

Calculation Agent and Calculations

The “Calculation Agent” for the notes will be Morgan Stanley Capital Services LLC, which we refer to as MSCS. As Calculation Agent, MSCS will determine, among other things, the initial exchange rate(s), the final exchange rate(s) (or final average exchange rate(s), for notes with multiple valuation dates), the currency performance(s), the basket performance and the supplemental redemption amount.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the payment at maturity, if any, including with respect to the calculation of the currency performance, for any issuance of notes linked to a single currency will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of notes will be rounded to the nearest cent, with one-half cent rounded upward.

All calculations with respect to the payment at maturity, if any, including with respect to the calculation of the basket performance as well as the currency performance value of each basket currency, for any issuance of notes linked to a basket of currencies will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of notes will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an owner of the notes, including with respect to certain determinations and judgments that the Calculation Agent must make. MSCS, or such other entity appointed as Calculation Agent as set forth in the applicable pricing supplement, is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Alternate Exchange Calculation in the Case of an Event of Default

In case an event of default (as defined in the accompanying prospectus) with respect to any issuance of notes shall have occurred and be continuing, the amount declared due and payable per note upon any acceleration of such notes shall be an amount in cash equal to the value of such note on the day that is two business days prior to the date of such acceleration, as determined by the Calculation Agent (acting in good faith and in a commercially reasonable manner) by reference to factors that the Calculation Agent considers relevant, including, without limitation: (i) then-current market interest rates; (ii) our credit spreads as of the pricing date, without adjusting for any subsequent changes to our creditworthiness; and (iii) the then-current value of the performance-based component of such note. Because the Calculation Agent will take into account movements in market interest rates, any increase in market interest rates since the pricing date will lower the value of your claim in comparison to if such movements were not taken into account.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to the relevant issuer, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

Forms of Notes

As noted above, the notes are issued as part of Morgan Stanley’s Series I medium-term note program or MSFL’s Series A medium-term note program, as applicable. We will issue notes only in fully registered form either as book-entry notes or as certificated notes. References to “holders” mean those who own notes registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

Book-Entry Notes. For notes in book-entry form, we will issue one or more global certificates representing the entire issue of notes. Except as set forth in the prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry notes or interests in book-entry notes for certificated notes.

Each global note certificate representing book-entry notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the notes. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary’s procedures for global notes representing book-entry notes is set forth under “Forms of Securities—The Depositary” in the prospectus. The Depositary has confirmed to us, the agent and the Trustee that it intends to follow these procedures.

Certificated Notes. If we issue notes in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the notes. The person named in the note register will be considered the owner of the note for all purposes under the Senior Debt Indenture. For example, if we need to ask the holders of any issuance of notes to vote on a proposed amendment to such notes, the person named in the note register will be asked to cast any vote regarding that issuance of notes. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. You may not exchange certificated notes for book-entry notes or interests in book-entry notes.

New York Law to Govern. The notes and Morgan Stanley’s guarantee of notes issued by MSFL will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the prospectus, where we describe generally how principal and interest payments, if any, on the notes are made, how exchanges and transfers of the notes are effected and how fixed and floating rates of interest on the notes, if any, are calculated.

Use of Proceeds and Hedging

The net proceeds from the sale of the notes will be used by us for general corporate purposes. We will receive, in aggregate, the issue price per security issued, because, when we enter into hedging transactions in order to meet our obligations under the notes, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the notes borne by you and described in the applicable pricing supplement comprise the agent’s commissions and the cost of issuing, structuring and hedging the notes. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we hedge our anticipated exposure in connection with the notes by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in forwards and options contracts on the underlying currencies or positions in any other available currencies or instruments that they may wish to use in connection with such hedging. Such purchase activity on or prior to the pricing date could potentially affect the exchange rate for the underlying currencies, and, therefore, could adversely affect the exchange rate that must prevail with respect to the underlying currencies on the valuation date(s) before you would receive a payment at maturity that exceeds the stated principal amount of the notes. In addition, through our affiliates, we are likely to modify our hedge position throughout the life of the notes, including on the valuation date(s), by purchasing and selling the underlying currencies or forwards or options contracts on the underlying currencies or positions in any other available currencies or instruments that we may wish to use in connection with such hedging activities, including by selling any such currencies or instruments on the valuation date. These entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of the underlying currencies, and, therefore, adversely affect the currency exchange rate(s) on the valuation date, the currency performance(s) or the basket performance, and, consequently, the payment you will receive at maturity.

Notes Offered on a Global Basis

If we offer the notes on a global basis, we will so specify in the applicable pricing supplement. The additional information contained in the prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis. The additional provisions described under “Securities Offered on a Global Basis Through the Depositary—Tax Redemption” and “—Payment of Additional Amounts” will apply to notes offered on a global basis only if we so specify in the applicable pricing supplement.

Benefit Plan Investor Considerations

General Fiduciary Matters

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

Prohibited Transaction Issues

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest or disqualified person, unless the notes are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in excise tax and other penalties and liabilities under ERISA and/or Section 4975 of the Code for parties in interest or disqualified persons who engaged in the prohibited transaction, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, fiduciaries of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the notes.

Because we may be considered a party in interest or disqualified person with respect to many Plans, the notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” of any Plan by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption, or such purchase, holding or disposition is otherwise not prohibited. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Non-ERISA Arrangements

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”) are not subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Fiduciaries of Non-ERISA Arrangements should consult with their counsel regarding the potential consequences of an investment in the notes under any applicable Similar Laws before purchasing the notes on behalf of or with assets of any Non-ERISA Arrangement.

Representations

Any purchaser, including any fiduciary purchasing on behalf of a Plan, Plan Asset Entity or Non-ERISA Arrangement, transferee or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not a Plan, Plan Asset Entity or Non-ERISA Arrangement and is not purchasing such notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (b) its purchase, holding and disposition of these notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and disposition of the notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any notes to any Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation or advice by us or any of our affiliates or representatives as to whether such an investment meets all relevant legal requirements with respect to investments by Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement, or that such an investment is appropriate for Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement. In this regard, neither this discussion nor anything provided in this prospectus supplement is or is intended to be investment advice directed at any potential Plan, Plan Asset Entity or Non-ERISA Arrangement purchaser or at such purchasers generally and such purchasers of these notes should consult and rely on their own counsel and advisers as to whether an investment in these notes is suitable.

United States Federal Taxation

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the notes. This discussion applies to you only if you are an initial investor in the notes who:

•	purchases the notes at their “issue price,” which will equal the first price at which a substantial amount of the notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	holds the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that, (i) for U.S. federal income tax purposes, the issue price of a note is equal to its stated issue price indicated in the applicable pricing supplement and (ii) the notes will be denominated in U.S. dollars.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and certain traders in securities or commodities;

•	investors holding the notes as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts; or

•	tax-exempt entities, “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the notes or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the notes to you.

As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor any alternative minimum tax consequences, special tax accounting rules under Section 451 of the Code or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein, possibly with retroactive effect. Persons considering the purchase of the notes should consult their tax advisers with regard to the application of the U.S. federal income and estate tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement. Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific notes offered thereunder.

For U.S. federal income tax purposes, MSFL is disregarded as an entity separate from Morgan Stanley. Therefore, notes issued by MSFL will generally be treated as if they were notes issued by Morgan Stanley for U.S. federal income tax purposes.

The discussion below is subject to, and should be read in conjunction with, the discussion below under “Possible Taxable Events.”

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Long-Term Notes

Classification of the Notes. Unless otherwise provided in the applicable pricing supplement, subject to the discussion below under “—Fixing of Payments before the Original Issue Date” and based in some cases on certain representations that, if applicable, will be confirmed at or prior to the pricing date, if the term of the notes is more than one year (after taking into account the last possible date that the notes could be outstanding under their terms) the notes should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. The following discussion assumes such treatment.

Interest Accruals on the Notes. Pursuant to rules governing the tax treatment of contingent payment debt instruments (the “contingent debt regulations”), a U.S. Holder of the notes will be required to accrue interest income on the notes on a constant yield basis, based on a comparable yield as described below, regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting for U.S. federal income tax purposes. Accordingly, depending on the terms of the notes, a U.S. Holder may be required to include interest in income each year in excess of any stated interest payments actually received in that year.

The contingent debt regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes that equals the product of:

•	the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period;

•	the comparable yield (as defined below) of the notes, adjusted for the length of the accrual period; and

•	the number of days during the accrual period that the U.S. Holder held the notes divided by the number of days in the accrual period.

The “adjusted issue price” of a note is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments previously made pursuant to the projected payment schedule described below (without regard to the actual amount paid).

As used in the contingent debt regulations, the term “comparable yield” means the greater of (i) the annual yield we would pay, as of the issue date, on a fixed-rate debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the notes, and (ii) the applicable federal rate.

The contingent debt regulations require that we provide to U.S. Holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the “projected payment schedule”) on the notes. This schedule must produce a yield to maturity that equals the comparable yield.

For U.S. federal income tax purposes, a U.S. Holder is required under the contingent debt regulations to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments thereto in respect of a note, unless the U.S. Holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the Internal Revenue Service (the “IRS”).

The comparable yield and the projected payment schedule are not used for any purpose other than to determine a U.S. Holder’s interest accruals and adjustments thereto in respect of the notes for U.S. federal income tax purposes. They do not constitute a projection or representation by us regarding the actual amounts that will be paid on a note.

Adjustments to Interest Accruals on the Notes. Subject to the discussion below concerning fixed but deferred contingent payments, if the only contingent payment provided for in a note is made at maturity (that is, the note either (i) does not pay a cash coupon during the term of the note or (ii) pays a cash coupon at a fixed rate), a U.S. Holder generally will not be required to make any of the adjustments discussed in the following paragraphs, except at maturity or other scheduled retirement of the note.

If, during any taxable year, a U.S. Holder receives actual payments with respect to a note that, in the aggregate, exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess. The U.S. Holder will treat a net positive adjustment as additional interest income in that taxable year.

If a U.S. Holder receives in a taxable year actual payments with respect to a note that, in the aggregate, are less than the amount of projected payments for that taxable year, the U.S. Holder will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce the U.S. Holder’s interest income on the note for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder’s interest income on the note during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the note or to reduce the amount realized on a sale, exchange or retirement of the note. In the case of U.S. Holders who are individuals, a net negative adjustment is not treated as a miscellaneous itemized deduction (which for non-corporate U.S. Holders would be non-deductible or, for taxable years beginning in 2026, subject to the “two percent floor” limitation on deductibility).

Special rules will apply if one or more contingent payments on a note become fixed. If one or more contingent payments on a note become fixed more than six months prior to the date each such payment is due, a U.S. Holder will be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed and the present value of the projected amounts of those contingent payments as provided in the projected payment schedule, using the comparable yield as the discount rate in each case. If all remaining scheduled contingent payments on a note become fixed substantially contemporaneously, a U.S. Holder will be required to make adjustments to account for the difference between the amounts treated as fixed and the projected payments in a reasonable manner over the remaining term of the note. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. A U.S. Holder’s tax basis in the note and the character of any gain or loss on the sale or exchange of the note will also be affected. U.S. Holders should consult their tax advisers concerning the application of these special rules.

Sale, Exchange or Retirement of Notes. Generally, the sale, exchange or retirement of a note will result in taxable gain or loss to a U.S. Holder. The amount of gain or loss on such a sale, exchange or retirement of a note will equal the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. Holder (the “amount realized”) and (b) the U.S. Holder’s adjusted tax basis in the note. As previously discussed under “—Adjustments to Interest Accruals on the Notes,” to the extent that a U.S. Holder has any net negative adjustment carryforward, the U.S. Holder may use such net negative adjustment carryforward to reduce the amount realized on the sale, exchange or retirement of the notes.

A U.S. Holder’s adjusted tax basis in a note generally will equal the U.S. Holder’s original purchase price for the note, increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the notes (without regard to the actual amount paid).

Gain recognized by a U.S. Holder upon a sale, exchange or retirement of a note generally will be treated as ordinary interest income. Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the note, and thereafter capital loss (which will be long-term if the note has been held for more than one year). The deductibility of capital losses is subject to limitations. A U.S. Holder that recognizes a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Upon the scheduled retirement of a note, for purposes of determining the “amount realized” on the scheduled retirement of a note, a U.S. Holder will be treated as receiving the projected amount of any contingent payment due on that date (rather than the actual amount received). However, any difference between the actual amount received on the scheduled retirement and such projected amount will factor into the determination of the net positive or net negative adjustment for such year, as discussed above under “—Adjustments to Interest Accruals on the Notes.”

Short-Term Notes

A note that matures (after taking into account the last possible date that the note could be outstanding under its terms) one year or less from its date of issuance (a “short-term note”) should not be treated as a contingent payment debt instrument. Unless otherwise provided in the applicable pricing supplement, a short-term note should instead be treated as a “short-term debt instrument” for U.S. federal income tax purposes, and the following discussion assumes such treatment. As described below, certain aspects of the tax treatment of a short-term note are uncertain. Due to the absence of governing authority addressing such issues, unless otherwise provided in the applicable pricing supplement, our counsel is expected to be unable to opine regarding issues identified below as uncertain or unclear. Holders of short-term notes should consult their tax advisers as to the U.S. federal income tax consequences of the ownership and disposition of the short-term notes.

Tax Treatment Prior to Maturity of the Short-Term Notes. Under the applicable Treasury regulations, a short-term note will be treated as being issued at a discount, the amount of which will be equal to the excess of the sum of all payments on the short-term note (including all stated interest and the supplemental redemption amount, if any) over its issue price.

A U.S. Holder that uses a cash method of tax accounting will not be required to include the discount in income as it accrues for U.S. federal income tax purposes unless the U.S. Holder elects to do so. A U.S. Holder that uses a cash method of tax accounting and does not make such election should generally include the stated interest payments on the short-term notes as ordinary income upon receipt. However, it is unclear, where a short-term note does not provide for the return of the principal amount under all circumstances, whether payments of stated interest should in all cases be required to be included in income on a current basis. Except in the case of stated interest payments, such U.S. Holders will not be required to recognize income with respect to the short-term notes prior to maturity, other than pursuant to a sale or exchange, as described below.

A U.S. Holder that uses an accrual method of tax accounting (or that uses a cash method of tax accounting and has elected to include discount on short-term debt obligations as it accrues) generally will be required to include the discount in income as it accrues on a straight-line basis, unless the holder makes an election to accrue the discount according to a constant yield method based on daily compounding. Although U.S. Holders using an accrual method of tax accounting and U.S. Holders using a cash method of tax accounting that have elected to include the discount in income currently are generally required to accrue the discount on a straight-line basis, because the supplemental redemption amount that will be received with respect to the short-term notes is uncertain, it is not clear how such accruals should be determined. U.S. Holders should consult their tax advisers regarding the determination of the amount of any interest accruals on the short-term notes.

Tax Treatment at Maturity of the Short-Term Notes. Upon the scheduled retirement of the short-term notes, if the amount of the payment on the notes exceeds a U.S. Holder’s adjusted tax basis in the notes, such excess should generally be treated as ordinary income. However, subject to the discussion below regarding the possible application of Section 988 of the Code, if the amount of the payment is less than the U.S. Holder’s adjusted tax basis in the short-term notes, the difference should be treated as a short-term capital loss. A U.S. Holder’s adjusted tax basis in a note will generally equal the U.S. Holder’s original purchase price for the note, increased by any discount that the U.S. Holder previously included in income but did not receive. A U.S. Holder that recognizes a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Sale, Exchange or Retirement of the Short-Term Notes. Upon a sale, exchange or retirement of a short-term note (other than at maturity), a U.S. Holder should recognize gain or loss in an amount equal to the difference between the amount received and the U.S. Holder’s adjusted tax basis in the note. Subject to the discussion below regarding the potential application of Section 988 of the Code, gain recognized upon a sale, exchange or retirement prior to maturity will be ordinary income to a cash-method U.S. Holder to the extent of accrued discount not yet taken into income, and otherwise will be treated as short-term capital gain. However, there is no authority regarding the proper method of accrual of discount on short-term debt instruments, such as the short-term notes, under which the amount payable at maturity is uncertain as of the issue date. Consequently, there is uncertainty regarding whether or to what extent gain from a sale, exchange or retirement prior to maturity should be treated as short-term capital gain or ordinary income. Subject to the discussion below regarding the possible application of Section 988 of the Code, the amount of any resulting loss will be treated as a short-term capital loss. A U.S. Holder that recognizes a loss that meets certain thresholds may be required to file a disclosure statement with the IRS. U.S. Holders should consult their tax advisers regarding the proper treatment of any gain or loss recognized upon a sale, exchange or retirement of a short-term note.

Possible Application of Section 988 of the Code. Section 988 of the Code provides that any “Foreign Currency Gain or Loss” attributable to a “Section 988 Transaction” shall be computed separately and treated as ordinary income or loss. Section 988 Transactions include an acquisition of a debt instrument where the amount that the taxpayer is entitled to receive is determined by reference to the value of one or more foreign currencies. Foreign Currency Gain or Loss is any gain or loss from a Section 988 Transaction to the extent that such gain or loss does not exceed the gain or loss realized by reason of changes in exchange rates after the acquisition of the debt instrument and before the payment date. While no current Treasury regulations specifically apply to the short-term notes, and, as a result, there is uncertainty as to how Section 988 of the Code applies to the short-term notes, all or a portion of the gain or loss recognized on the sale, exchange or retirement of the short-term notes may be treated as Foreign Currency Gain or Loss. U.S. Holders should consult their tax advisers regarding the possible application of Section 988 to the short-term notes.

Interest on Indebtedness Incurred to Purchase the Short-Term Notes. A U.S. Holder that uses a cash method of tax accounting and does not make the election to include the discount in income on an accrual basis will be required to defer deductions for certain interest paid on indebtedness incurred to purchase or carry the short-term notes until the discount on the notes is included in income or the U.S. Holder disposes of the notes in a taxable transaction. As noted above, however, there is no authority regarding the accrual of discount on short-term debt instruments such as the short-term notes. Therefore, it is unclear how, if at all, the rules regarding deferral of interest deductions would apply to the short-term notes. U.S. Holders should consult their tax advisers regarding these deferral rules.

Fixing of Payments before the Original Issue Date

If the supplemental redemption amount of a note, whether the note is short-term or long-term, becomes fixed after the pricing date but prior to the original issue date, the notes will be treated as notes providing a payment at maturity that is fixed (“fixed notes”). In that case, the tax treatment of the fixed notes will depend on whether the notes are short-term or long-term and the U.S. Holder’s method of tax accounting. See the sections entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Discount Notes” and “—Short-Term Notes” in the accompanying prospectus. Upon the sale, exchange or retirement of a fixed note, unless otherwise provided in the applicable pricing supplement, the character of gain or loss, if any, will be determined as discussed in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Sale, Exchange or Retirement of the Debt Securities” in the accompanying prospectus.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the notes and the payment of proceeds from a sale or other disposition of the notes, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with payments on the notes and the payment of proceeds from a sale or other disposition of the notes, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•	a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of the notes is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes.

Subject to the discussion below regarding FATCA, payments (including original issue discount) with respect to a note, and gain recognized on the sale, exchange or other disposition of the note, should not be subject to U.S. federal income or withholding tax under current law, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Morgan Stanley stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Morgan Stanley through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a note (or a financial institution holding a note on behalf of the beneficial owner) furnishes to the applicable withholding agent an applicable IRS Form W-8 on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should be aware that a note that is treated as debt for U.S. federal estate tax purposes generally will not be treated as U.S.-situs property subject to U.S. federal estate tax if payments on the note, if received by the decedent at the time of death, would not have been subject to U.S. federal withholding or income tax because of the exemption from withholding of “portfolio interest.”

If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the notes.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the notes as well as in connection with the proceeds from a sale, exchange or other disposition of the notes. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “—Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well.

The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or dividends (including dividend equivalents) or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to any payment of U.S.-source FDAP income and to any payment of gross proceeds of the disposition (including upon retirement) of the notes. However, under proposed Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) no withholding will apply to payments of gross proceeds (other than amounts treated as interest or other FDAP income). If withholding applies to the notes, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the notes.

Possible Taxable Events

A change in the methodology by which an underlying index is calculated, a change in the components of an underlying index, the designation of a successor index or other similar circumstances resulting in a material change to a basket or an underlying asset or to the method by which amounts payable are determined on the notes could result in a “significant modification” of the affected notes.

A significant modification of the notes would generally result in the notes being treated as terminated and reissued for U.S. federal income tax purposes. In that event, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the notes, and your holding period for your notes could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued notes could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the notes after the significant modification if you are a U.S. Holder, and potentially adverse withholding consequences if you are a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the notes. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the notes.

Plan of Distribution (Conflicts of Interest)

We are offering the notes as part of Morgan Stanley’s Series I medium-term notes or MSFL’s Series A medium-term notes, as applicable, on a continuing basis through MS & Co., which we refer to as the “agent.” We may also use other agents that will be named in the applicable pricing supplement. The agent has, or will have, agreed to use reasonable efforts to solicit offers to purchase the notes. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. The agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay the agent, in connection with sales of the notes resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell the notes to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement. The agent may resell the notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. The agent may offer the notes it has purchased as principal to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) as selected dealer, or to other dealers, including Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley and MSFL. The agent may sell the notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us. After the initial public offering of notes that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the notes on a national securities exchange. The agent may make a market in the notes as applicable laws and regulations permit. The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes.

MS & Co. is a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, and it and other subsidiaries of Morgan Stanley and affiliates of MSFL expect to make a profit by selling, structuring and, when applicable, hedging the notes. When MS & Co. prices an offering of notes, it will determine the economic terms for such notes such that for each note the estimated value on the pricing date will be no lower than the predetermined minimum level set forth and described in the applicable pricing supplement.

The agent will conduct each offering of the notes in compliance with the requirements of the FINRA Rule 5121 regarding a FINRA member firm’s distributing the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, no agent or dealer that is an affiliate of ours will make sales in this offering to any discretionary account without the prior written approval of the customer. Following the initial distribution of the notes, the agent may offer and sell those notes in the course of its business as a broker-dealer. The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The agent may use this prospectus supplement in connection with any of those transactions. The agent is not obligated to make a market in any of the notes and may discontinue making a market at any time without notice.

In order to facilitate the offering of the notes, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the notes or of the underlying currencies. Specifically, the agent may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position for its own account. The agent must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the notes or the underlying currencies in the open market to stabilize the price of the notes. Finally, in any offering of the notes through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering, if the agent repurchases previously distributed notes to cover syndicate short positions or to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the notes through the agent, we may issue other debt securities under the applicable indenture referred to in this prospectus supplement similar to those described in this prospectus supplement. In the case of Morgan Stanley, those debt securities may include other Series I medium-term notes and medium-term notes under its Series J and Series K prospectus supplement, which we refer to as “Euro medium-term notes.” The other Series I medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the notes offered under this prospectus supplement. The Euro medium-term notes may be offered concurrently with the offering of the notes, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us. The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement. In the case of MSFL, those debt securities may include other Series A medium-term notes. The other Series A medium-term notes may have terms substantially similar to the terms of the notes offered under this prospectus supplement.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of notes. See “Use of Proceeds and Hedging” above.

With respect to each issuance of notes, we expect to deliver the notes against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the original issue date for any issuance of notes is more than two business days after the pricing date, purchasers who wish to trade notes more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Notes Offered Outside the United States

If the applicable pricing supplement indicates that any of our notes will be offered on a global basis, those registered global notes will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those notes.

The agent has represented and agreed, and any other agent through which we may offer any notes on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such notes offered on a global basis, purchasers of any such notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the notes or possession or distribution of any pricing supplement or this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of any pricing supplement or this prospectus supplement and the accompanying prospectus or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes any pricing supplement, this prospectus supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Canada

With respect to sales of the notes in Canada, the notes may be sold only to purchasers that (i) are not individuals, (ii) are purchasing, or deemed under applicable securities legislation to be purchasing, as principal, (iii) are “accredited investors,” as defined in National Instrument 45-106 – Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), as applicable, and (iv) are “permitted clients,” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Unless otherwise noted in the applicable pricing supplement, pursuant to section 3A.3 of National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”), the dealers, underwriters or agents, if any, involved in the sale of the notes are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

This prospectus supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to EEA Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this prospectus supplement in relation thereto to any retail investor in the EEA.

United Kingdom

This prospectus supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to UK Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom's Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (“UK MiFIR”); and (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this prospectus supplement in relation thereto to any retail investor in the United Kingdom.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that:

(a)	notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by us;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Where notes have a maturity of less than one year from their date of issue and either (a) the issue proceeds are received by us in the United Kingdom and (b) the activity of issuing the notes is carried on from an establishment maintained by us in the United Kingdom, each such note must: (i)(A) have a minimum redemption value of £100,000 (or its equivalent in other currencies) (B) no part of any such note may be transferred unless the minimum redemption value of that part is not less than £100,000 (or its equivalent in other currencies).

The communication of this prospectus supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and any related pricing supplement and any other document or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus and any related pricing supplement or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the basis that the solicitation for subscription of the notes falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the notes shall be made aware that they shall not transfer the notes to anyone other than to other QIIs. Any QII who acquires the notes shall be deemed to have agreed to such transfer restriction.

Accordingly, the notes will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in a private placement to QIIs as described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

France

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any notes will be required to represent and agree, that it will not offer or sell, directly or indirectly, any notes in the Republic of France and will not distribute or cause to be distributed in the Republic of France this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, except to qualified investors (investisseurs qualifiés) as defined in and in accordance with Articles L.411-2 and D.411-1 of the French Code Monétaire et Financier.

Hong Kong

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Hong Kong to acquire notes. No notes have been offered or sold or will be offered or sold, in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. The offer of the notes is personal to the person to whom this prospectus supplement or the accompanying prospectus has been delivered by or on behalf of us, and a subscription for notes will only be accepted from such person. No person to whom a copy of this prospectus supplement or the accompanying prospectus is issued may copy, issue or distribute this prospectus supplement or the accompanying prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement or the accompanying prospectus, you should obtain independent professional advice.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the notes will be offered pursuant to exemptions under the SFA.  Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any notes may be circulated or distributed, nor may any notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA (an “Institutional Investor”)) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA (an “Accredited Investor”)) or other relevant person (as defined in Section 275(2) of the SFA (a “Relevant Person”)) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.  It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(i)  a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(ii)  a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:

(A) to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(B) where no consideration is or will be given for the transfer;

(C) where the transfer is by operation of law;

(D) as specified in Section 276(7) of the SFA; or

(E) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Switzerland

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that, subject to the paragraph immediately below:

(i)  the notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;

(ii)  none of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to any notes (x) constitutes a prospectus compliant with the requirements of articles 652a and 1156 of the Swiss Code of Obligations (as such articles were in effect immediately prior to the entry into effect of the FinSA) in accordance with article 109 of the Swiss Financial Services Ordinance (“FinSO”) or pursuant to articles 35 and 45 of the FinSA for a public offering of the notes in Switzerland and no such prospectus has been or will be prepared for or in connection with the offering of the notes in Switzerland or (y) has been or will be filed with or approved by a Swiss review body (Prüfstelle) pursuant to article 52 of the FinSA; and

(iii)  none of this prospectus supplement, the accompanying prospectus or other offering or marketing material relating to any notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notwithstanding the paragraph immediately above, in respect of any issuance of notes, the issuer of notes, the agent and the relevant dealer(s) and underwriter(s) may agree that (x) such notes may be publicly offered in Switzerland within the meaning of the FinSA and/or (y) an application will be made by (or on behalf of) the issuer to admit such notes to trading on a trading venue (exchange or multilateral trading facility) in Switzerland, provided that:

(i)  the issuer is able to rely, and is relying, on an exemption from the requirement to prepare and publish a prospectus under the FinSA in connection with such public offer and/or application for admission to trading;

(ii)  in the case of any such public offer, the relevant agent, dealer(s) and underwriter(s) have agreed to comply with any restrictions applicable to the offer and sale of such notes that must be complied with in order for the issuer to rely on such exemption; and

(iii)  the applicable pricing supplement will specify that such notes may be publicly offered in Switzerland within the meaning of the FinSA and/or the trading venue in Switzerland to which an application will be made by (or on behalf of) the issuer to admit such notes to trading thereon.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that,

(i)  no key information document (Basisinformationsblatt) pursuant to article 58 (1) of the FinSA (or any equivalent document under the FinSA) has been or will be prepared in relation to any notes; and

(ii)  therefore, any notes with a derivative character within the meaning of article 86 (2) of the FinSO may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

Chile

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any notes will be required to represent and agree, that it will not offer or sell, directly or indirectly, any notes in the Republic of Chile and will not distribute or cause to be distributed in the Republic of Chile this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes, except to “qualified investors” and subject to Norma de Carácter General No. 336 (“NCG 336”) of June 27, 2012 issued by the Financial Market Commission of Chile (“CMF”).

The CMF nor any other regulatory authority in the Republic of Chile has reviewed or approved the contents of this prospectus supplement or the accompanying prospectus. This prospectus supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Chile to acquire notes.

According to NCG 336, on or before making any offer of the notes in Chile, the person making the offer shall include in all offering materials the following cautionary language in English and in Spanish:

“IMPORTANT INFORMATION FOR INVESTORS RESIDENT IN CHILE: (1) The offering of the notes will commence in Chile on [dd/mm/yyyy]; (2) the offering will be subject to Norma de Carácter General N° 336 of the CMF; (3) the offered notes are not and will not be registered in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF and will therefore not be subject to the supervision of the CMF; (4) the offered notes are not registered in Chile and the issuer thereof is not required to disclose information to the public in Chile about its notes; and (5) the offered notes cannot and will not be publicly offered in Chile unless and until the offered notes are registered in the corresponding securities registry of the CMF.

INFORMACIÓN IMPORTANTE PARA INVERSIONISTAS RESIDENTES EN CHILE: (1) La oferta de los valores comenzará en Chile el día [dd/mm/aaaa]; (2) la oferta se acogerá a la Norma de Carácter General N° 336 de la CMF; (3) los valores no están ni estarán inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta; (4) Por tratarse de valores no inscritos, no existe obligación por parte del emisor de entregar en Chile información pública respecto de estos valores, y (5) Los valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.”

Pursuant to NCG 336, the notes may be privately offered to certain “qualified investors” as such are defined in NCG 336 and further described in Rules No. 216 of June 12, 2008 and 410 of July 27, 2016 of the CMF. The person making the offer in Chile should consult with local counsel about these definitions.

Brazil

The notes have not been, and will not be, issued, placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the notes has not been nor will the notes be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the notes in Brazil is not permitted without such registration or an express exemption or registration with the CVM pursuant to Brazilian laws and regulations. Documents relating to the offering of the notes, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the notes is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil. This prospectus supplement or the accompanying prospectus is not addressed to Brazilian residents and it should not be forwarded or distributed to, nor read or consulted by, acted on or relied upon by Brazilian residents. Any investment to which this prospectus supplement or the accompanying prospectus relates is available only to non-Brazilian residents and will only be made by non- Brazilian residents. If you are a Brazilian resident and received this prospectus supplement or the accompanying prospectus, please destroy it along with any copies.

Mexico

The notes have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores; the “CNBV”) and, therefore, may not be offered or sold publicly in Mexico, except that the notes may be sold to Mexican institutional and accredited investors solely pursuant to the private placement exemption set forth in the Mexican Securities Market Law (Ley del Mercado de Valores). Each of this prospectus supplement and the accompanying prospectus is solely our responsibility and has not been reviewed or authorized by the CNBV. The acquisition of the notes by an investor who is a resident of Mexico will be made under its own responsibility.

Annex I

Certain Additional Currency Exchange Rate Risks

We have derived all information contained in this prospectus supplement and the applicable pricing supplement regarding any specified underlying currencies, including, without limitation, changes in the historical exchange rates, from publicly available information. In connection with the offering of notes, neither we nor the agent makes any representation that such publicly available information regarding any underlying currency is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date of any offering of notes (including events that would affect the accuracy or completeness of the publicly available information described in this prospectus supplement or in the applicable pricing supplement) that would affect the value of any underlying currency have been publicly disclosed. Subsequent disclosure of any such events could affect the value received at maturity or on any call date with respect to the notes and therefore the trading prices of the notes.

Argentina

The exchange rate between the Argentine peso and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Argentina or elsewhere, and by macroeconomic factors and speculative actions. In the thirty years prior to December 1989, the Argentine foreign exchange market was subject to exchange controls and, as a result of inflationary pressures, the Argentine currency was devalued repeatedly during that period. A freely floating exchange rate was in place for all foreign currency transactions from December 1989 to 1991. From 1991 to 2001, the Argentine government maintained a one-to-one exchange rate between the Argentine peso and the U.S. dollar and required the Central Bank of Argentina to maintain international reserves at least equal to the monetary base. While the one-to-one exchange rate between the Argentine peso and the U.S. dollar helped restrain inflation, it negatively affected Argentina’s export competitiveness and created chronic deficits in the current account of the balance of payments, which were financed by massive borrowing. Argentina defaulted on $88 billion in debt in December 2001, the largest sovereign debt default in history, and in January 2002, the Argentine Congress enacted the Law of Public Emergency and Reform of the Exchange Rate Regime, which abolished the one-to-one exchange rate between the Argentine peso and the U.S. dollar and granted the executive branch the power to regulate the foreign exchange market. During this time, the Argentine peso suffered a massive devaluation relative to the U.S. dollar.

The Argentine peso currently floats against the U.S. dollar, although it is subject to frequent intervention by the Central Bank of Argentina. The Central Bank of Argentina is known to intervene in the foreign exchange market by buying or selling Argentine pesos or U.S. dollars in order to attempt to minimize drastic fluctuations in the exchange rate and maintain the export competitiveness of the exchange rate, among other reasons. The Central Bank of Argentina is known to have a bias toward fighting currency appreciation, as it is a net buyer of foreign exchange. However, during the financial crisis in 2008, it was a net seller of foreign exchange and the Argentine peso has continued to depreciate against the U.S. dollar since 2008. In January 2014, the Argentine government allowed the currency to depreciate significantly against the U.S. dollar. In July 2014, the Argentine government defaulted on certain of its bonds. The Argentine peso declined significantly over the subsequent three years, which prompted the Argentine government to intervene in 2017. Factors that might affect the likelihood of the government’s imposing certain exchange control restrictions include the extent of Argentina’s foreign currency reserves, the balance of payments, the extent of governmental surpluses and deficits, economic or financial developments in other countries, the size of Argentina’s debt service burden relative to the economy as a whole and political constraints to which Argentina may be subject.

Brazil

The exchange rate between the Brazilian real and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Brazil or elsewhere, and by macroeconomic factors and speculative actions. The exchange rate is freely negotiated, but may be influenced from time to time by intervention by the Central Bank of Brazil. From 1995 to 1999, the Central Bank of Brazil allowed the gradual devaluation of the real relative to the U.S. dollar. In 1999, the Brazilian real suffered a currency crisis with significant devaluation.

Subsequently, the Central Bank of Brazil allowed the exchange rate to float freely, although subject to frequent intervention by the Central Bank of Brazil to manipulate the exchange rate of the Brazilian real for U.S. dollars as well as to regulate the flow of the Brazilian real into and out of the country.

Since then, the exchange rate has fluctuated considerably. In 2009, the Brazilian real depreciated sharply against the U.S. dollar but has since largely leveled off. The Brazilian real is not freely convertible into foreign currencies. While there have been some initial steps taken in the last few years to move towards a more free convertibility, the Central Bank of Brazil still requires the registration of all trades on its system (Sisbacen) among other restrictions. In addition, the Central Bank of Brazil has been known to conduct regular interventions to smooth volatility, including the imposition of a “financial transactions” tax from 2009-2013 in order to limit capital inflows and a concomitant rise in the currency. Factors that might affect the likelihood of the government’s imposing exchange control restrictions include the extent of Brazil’s foreign currency reserves, the size of Brazil’s debt service burden relative to the economy as a whole, capital flows in and out of the country, economic conditions in Brazil’s major export markets, changes in international prices of commodities, Brazil’s policy towards the International Monetary Fund, and political constraints to which Brazil may be subject.

Chile

The Chilean peso has been subject to large devaluations and revaluations in the past and could be subject to significant fluctuations in the future.

Prior to 1999, transactions by banks were generally conducted within an exchange rate band set by the Chilean Central Bank, and the Chilean Central Bank intervened in the foreign exchange market in order to maintain the exchange rate within such limits. Since 1999, when the Chilean Central Bank eliminated this band, the Chilean Central Bank has allowed the currency to float against the U.S. dollar and other currencies as part of the Formal Exchange Market, discussed below, while retaining the right to intervene in the exchange rate market under exceptional circumstances, as it did in 2008 in response to the global financial crisis.

Chile has two currency markets, the Formal Exchange Market and the Informal Exchange Market. The Chilean Central Bank is empowered to determine that certain specified types of purchases and sales of foreign currency must be carried out in the Formal Exchange Market. The Formal Exchange Market is composed of banks and other entities authorized by the Central Bank. Purchases and sales of foreign exchange not required to be conducted in the Formal Exchange Market may be carried out in the Informal Exchange Market. There are no price limits imposed on transactions executed in the Informal Exchange Market. Current Chilean regulations require that the Chilean Central Bank be informed of certain transactions and that these transactions be effected through the Formal Exchange Market. In 2008, the Chilean peso depreciated sharply against the U.S. dollar but then recovered somewhat. The Chilean Central Bank intervened in 2008 and in 2011 in an effort to strengthen the Chilean peso. However, it did not intervene in 2015 despite the Chilean peso’s having fallen to a 12-year low relative to the U.S. dollar. Interventions by the Chilean Central Bank in the foreign exchange market as a response to economic crises, political pressure or otherwise could have a significant adverse effect on the value of the Chilean peso. Factors that could affect the value of the Chilean peso and the likelihood of government intervention or the imposition of certain exchange control restrictions include the extent of Chile’s foreign currency reserves, inflation rates, copper prices (which influence the profitability of Chile’s copper exports, representing approximately 20% of Chile’s gross domestic product), events in Brazil and Argentina, the balance of payments, the extent of governmental surpluses and deficits, the size of Chile’s debt service burden relative to the economy as a whole, and political constraints to which Chile may be subject.

The People’s Republic of China

The exchange rate between the Chinese renminbi and the U.S. dollar is managed by the Chinese government, and may also be influenced by political or economic developments in the People’s Republic of China or elsewhere and by macroeconomic factors and speculative actions. From 1994 to 2005, the Chinese government used a managed floating exchange rate system, under which the People’s Bank of China (the “People’s Bank”) allowed the renminbi to float against the U.S. dollar within a very narrow band around the central exchange rate published daily by the People’s Bank.

In July 2005, the People’s Bank revalued the renminbi by 2% and announced that in the future it would set the value of the renminbi with reference to a basket of currencies rather than solely with reference to the U.S. dollar. In addition, the People’s Bank announced that the reference basket of currencies used to set the value of the renminbi would be based on a daily poll of onshore market dealers and other undisclosed factors. Movements in the exchange rate between the Chinese renminbi and the U.S. dollar within the narrow band established by the People’s Bank result from the supply of, and the demand for, those two currencies and fluctuations in the reference basket of currencies. However, in 2011, China adopted its 12th Five-Year Plan, which calls for continued economic reform and market-oriented policies. Inasmuch as such policies and/or additional Chinese control measures are implemented, the value of the renminbi could be affected.

The inflow and outflow of renminbi in China have historically been tightly controlled by the People’s Bank but there have been signs in recent years of a nascent but fast growing offshore renminbi market, with foreign exchange reforms implemented in 2010 serving as the catalyst. These reforms allow the renminbi to move to Hong Kong from mainland China without restriction if it is for the purpose of international trade settlement (e.g., import payments). Once moved offshore, this renminbi is reclassified from “CNY” renminbi to so-called “CNH” renminbi, which has no mainland restriction as to its end-use if it remains offshore. However, the growth of the CNH market may be impeded as China still tightly regulates the “back flow” of CNH into the onshore mainland market, in part to protect domestic markets. This creates a separate currency market for onshore versus offshore renminbi with different levels of exchange rates driven by capital control measures, supply and demand and arbitrage opportunities. The Chinese renminbi deliverable in Hong Kong (CNH) has historically not been as liquid as the Chinese renminbi deliverable in the People’s Republic of China, including Hong Kong, Macau and Taiwan (CNY). No assurance can be given with respect to any future changes in the policy of the People’s Republic of China dealing with offshore renminbi trading.

To the extent that management of the renminbi by the People’s Bank has resulted in and currently results in trading levels that do not fully reflect market forces, any further changes in the government’s management of the Chinese renminbi could result in significant movement in the value of the renminbi. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the People’s Republic of China and the United States, including capital control measures and economic and political developments in other countries.

Hong Kong

The Hong Kong dollar is freely convertible into other currencies (including the U.S. dollar). From October 1983 to May 2005, Hong Kong maintained a fixed-rate system which fixed the rate of exchange to HK$7.80 per US$1.00. The central element in the arrangements that gave effect to this link was an agreement between the Hong Kong Government (through the Hong Kong Monetary Authority, or HKMA) and the three Hong Kong banks that were authorized to issue Hong Kong currency in the form of banknotes. Pursuant to two convertibility undertakings, the HKMA undertakes to buy U.S. dollars from licensed banks at the rate of HK$7.75 per US$1.00 if the market exchange rate for Hong Kong dollars is higher than such rate and to sell U.S. dollars at HK$7.85 per US$1.00 if the market exchange rate for Hong Kong dollars is lower than such rate. If the market exchange rate is between HK$7.75 and HK$7.85 per US$1.00, the HKMA may choose to conduct market operations with the aim of promoting the smooth functioning of the money market and the foreign exchange market. Although the market exchange rate of the Hong Kong dollar against the U.S. dollar continues to be influenced by the forces of supply and demand in the foreign exchange market, the rate has not deviated significantly from the level of HK$7.80 per US$1.00. No assurance can be given that the Hong Kong government will maintain the link at HK$7.75 to HK$7.85 per US$1.00 or at all. A number of factors could affect the fixed-rate system, including the need to address social unrest. In addition, foreign exchange reforms in the People’s Republic of China and the offshore renminbi market may challenge the Hong Kong dollar’s purpose as a store of value.

Hungary

The exchange rate between the Hungarian forint and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Hungary or elsewhere, and by macroeconomic factors and speculative actions.

In 2001, the Hungarian government and the National Bank of Hungary jointly determined to “peg” the forint to the euro so as to permit the exchange rate to fluctuate against the euro within a band spanning in either direction by up to 15% from a central parity, which was set to HUF 276.1/euro. In June 2003, the National Bank of Hungary shifted the central parity by 2.26%, which caused depreciation in the forint of approximately 10%. In February 2008, the monetary authorities abandoned the forint’s trading band, allowing it to float freely against the euro, in the stated hope that an appreciating currency would help to dampen inflationary pressures. The forint depreciated markedly after being unpegged from the euro, but the exchange rate has since somewhat stabilized.

The government and the National Bank of Hungary have from time to time intervened in the foreign exchange market by selling forints and raising or lowering interest rates. The government may impose other restrictions on the foreign exchange market, such as by restricting the ability to convert forints into foreign currencies. Factors that might affect the likelihood of the government’s imposing these or other exchange control restrictions include European Union requirements, the level of Hungary’s foreign debt, the extent of Hungary’s foreign currency reserves, the size of Hungary’s debt service burden relative to the economy as a whole, regional hostilities, terrorist attacks or social unrest, and political constraints to which Hungary may be subject. The forint exchange rate may become more volatile in the event of a sovereign debt default by one or more Eurozone members due to Hungary’s close ties to the Eurozone. Hungary, a member of the European Union, may be able to adopt the euro in the future. However, the timing of any adoption is highly uncertain and may not happen at all. For example, in July 2011, the Hungarian Economy Minister stated Hungary’s euro entry will only be possible in about 2018-2020. Such pronouncements were echoed by the Prime Minister in 2013. In October 2016, the National Bank of Hungary intervened in an attempt to rein in the forint, which had reached a 17-month high, as the surging forint was seen as a risk to Hungary’s export-oriented economy.

India

The exchange rate between the Indian rupee and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in India or elsewhere, and by macroeconomic factors and speculative actions. During the past decade, the Indian government has pursued policies of economic liberalization and deregulation, but the government’s role in the economy has remained significant. From 1993 to 2003, the Indian rupee depreciated, but an increase in foreign investment in India led to strengthening of the Indian rupee from 2003 to 2007. In 2008, the Indian rupee depreciated rapidly against the U.S. dollar, owing to the global dollar liquidity shortage, heavy withdrawals of portfolio investment from India and purchases of U.S. dollars by Indian banks to fund their overseas operations. In addition, the Indian rupee declined significantly during the summer of 2013, ending 13% lower at the end of that period. Since then, however, the rupee has regained some of its value and the exchange rate has somewhat stabilized.

The Indian government allows the exchange rate to float freely, without a fixed target or band, but the Reserve Bank of India will intervene when it deems necessary to preserve stability. It also has the ability to restrict the conversion of rupees into foreign currencies, and under certain circumstances investors that seek to convert rupees into foreign currency must obtain the approval of the Reserve Bank of India. There are currently strict limits on foreign investment in bond markets. Factors that might affect the likelihood of the government’s imposing these or other exchange control restrictions include political pressure related to recent inflation and its effect on exporters, capital flows in and out of the country, the price of oil, the extent of India’s foreign currency reserves, the balance of payments, the extent of governmental surpluses and deficits, the size of India’s debt service burden relative to the economy as a whole, regional hostilities, terrorist attacks or social unrest, and political constraints to which India may be subject.

Indonesia

The exchange rate between the Indonesian rupiah and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Indonesia or elsewhere and by macroeconomic factors and speculative actions. From 1977 to 1997, the Indonesian government maintained a managed floating exchange rate system under which the Indonesian rupiah was linked to a basket of currencies. In 1997, the Indonesian rupiah depreciated significantly during the Asian currency crisis and the Indonesian government subsequently abandoned its trading band policy and permitted the Indonesian rupiah to float without an announced level at which the government would intervene. In 2008, the Indonesian rupiah depreciated sharply against the U.S. dollar. Although the Indonesian government continues to intervene in the currency market from time to time, it abandoned an effort to prop up the currency in August 2013, allowing the currency to depreciate significantly against the U.S. dollar. The currency has now stabilized at a new rate.

The Indonesian government continues to intervene in the foreign exchange market and to impose restrictions on certain foreign exchange transactions and dealings. In 2011, the Indonesian Currency Law entered into force, requiring that the rupiah be used for all transactions conducted within Indonesia, subject to certain exceptions. Factors that might affect the Indonesian government’s policy with respect to the Indonesian rupiah include the extent of Indonesia’s foreign currency reserves, the balance of payments, the extent of governmental surpluses and deficits, the size of Indonesia’s debt service burden relative to the economy as a whole, regional hostilities, terrorist attacks or social unrest, commodity prices for main exports, restrictions on imports and exports, and political constraints to which Indonesia may be subject. In 2016, Indonesia’s Central Bank was in the process of reviving a plan to redenominate its currency, and such redenomination or other governmental action may potentially result in market turmoil.

The Republic of Korea

The exchange rate between the South Korean won and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in the Republic of Korea or elsewhere and by macroeconomic factors and speculative actions. Prior to 1997, the South Korean government permitted exchange rates to float within a daily range of 2.25%. In response to economic difficulties in 1997, the government expanded the range of permitted exchange rate fluctuations to 10%. During the Asian financial crisis of 1997, the South Korean won lost roughly half of its value against the U.S. dollar and did not recover to pre-crisis levels until 2006. In December 1997, the government eliminated the daily exchange rate band and the South Korean won now floats according to market forces. The South Korean won is traded by offshore investors only on a non-deliverable basis. Between 2008 and 2009, the South Korean won depreciated significantly against the U.S. dollar but has since recovered some of its value. The South Korean won is currently allowed to float freely. Factors that might affect the exchange rate of the currency include regional tensions and any existing or future restrictions on currency exchange in the Republic of Korea.

Malaysia

The exchange rate between the Malaysian ringgit and the U.S. dollar is primarily affected by the supply and demand for the two currencies but is also heavily influenced by the actions of the central bank of Malaysia, Bank Negara Malaysia (“BNM”). The Malaysian ringgit was heavily impacted by the Asian financial crisis of 1997/1998. In the wake of the market driven devaluation, the Malaysian government announced that it would peg the Malaysian ringgit to the U.S. dollar. This peg remained in place until July 2005 when, following a similar announcement by the government of China related to the renminbi, the Malaysian government announced it was removing the peg and would allow the Malaysian ringgit to operate in a managed float. Despite de-pegging the ringgit from the U.S. dollar, the Malaysian government still does not allow the currency to be traded outside of Malaysia. The Malaysian ringgit appreciated significantly against the dollar after the 2008 financial crisis, and the exchange rate has now stabilized at a new rate. The BNM monitors the exchange rate for the Malaysian ringgit against a basket of currencies. The components of the basket are not disclosed. Factors that might affect the Malaysian government’s policy with respect to the Malaysian ringgit include the extent of Malaysia’s foreign currency reserves, the monetary policy of neighboring regional powers such as China, commodity prices, the balance of payments, the extent of governmental surpluses and deficits, the size of Malaysia’s debt service burden relative to the economy as a whole, regional hostilities, terrorist attacks or social unrest, and political constraints to which Malaysia may be subject.

Mexico

The exchange rate between the Mexican peso and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Mexico or elsewhere, and by macroeconomic factors and speculative actions. Since 1994, the Mexican government has allowed the peso to float freely against the U.S. dollar and since 1982 has not restricted the ability to convert pesos into foreign currencies. The peso depreciated through the late 1990s, stabilized and strengthened in 2001 and depreciated significantly thereafter, due in large part to the worldwide economic slowdown and increased volatility in the foreign exchange markets. In 2008 and 2009, the Mexican peso depreciated against the dollar on worries about the trouble in the global financial markets, though it has since recovered to a limited extent. The Mexican Central Bank announced new foreign exchange intervention tools in October 2008 but suspended the use of these intervention tools by April 2010. There can be no assurance that the peso will not depreciate significantly in the future, as it has in the past, or that the Mexican government will maintain its current foreign exchange policies. Factors that might affect the likelihood of the government’s imposing these or other exchange control restrictions include the extent of Mexico’s foreign currency reserves, the health of regional economies such as the U.S., the availability of sufficient foreign exchange on the date a payment is due, the size of Mexico’s debt service burden relative to the economy as a whole, Mexico’s policy towards the International Monetary Fund, and political constraints to which Mexico may be subject. Despite rallying for most of 2017, the Mexican peso has become much more volatile due to the renegotiation of the North American Free Trade Agreement.

Philippines

The exchange rate between the Philippine peso and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by policies or actions of the central bank of the Philippines, Bankgo Sentral ng Pilipinas (“BSP”), but is also influenced significantly from time to time by political or economic developments in the Philippines or elsewhere and by macroeconomic and speculative actions. The Philippine peso is allowed to float according to market forces, but the BSP has from time to time intervened to minimize sharp fluctuations of the exchange rate and to prevent significant declines in the Philippines peso with respect to other currencies. The BSP may also decide to add liquidity to the market so that demands for foreign currency can be satisfied. Following the Asian financial crisis in 1997, the value of the Philippine peso declined significantly as a result of economic and political factors as well as a continuing inflation differential between the U.S. and the Philippines. The Philippine peso strengthened from 2006 to 2008, rapidly declined during the financial crisis, and has since recovered much of its value against the dollar. The Philippine peso continues to be volatile and sensitive to investor perceptions. For example, the Philippine peso fell to an 11-year low in 2017. It may also be affected by a future Chinese yuan revaluation because such a revaluation may impact trade between the Philippines and China and because the Philippines competes with China for foreign direct investment.

Poland

The exchange rate between the Polish zloty and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Poland or elsewhere, and by macroeconomic factors and speculative actions. Although the Polish zloty is not officially pegged or linked to other currencies, the National Bank of Poland (“NBP”), the country’s central bank, has in the past actively managed the Polish zloty’s value in the years following the 1989 overthrow of Poland’s communist regime. In January 1, 1995, a redenomination of the zloty was performed at a rate of 10,000 old Polish zloty to 1 new zloty. Since the beginning of 2004, the NBP has stated that it pursues a continuous inflation target at the level of 2.5% with a permissible fluctuation band of +/- 1 percentage point. The NBP states that it maintains interest rates at a level consistent with the adopted inflation target by influencing the level of nominal short-term interest rates on the money market. However, despite the NBP’s efforts, in April 2011, Poland had an inflation rate of 4.5% and the NBP has increased interest rates at least four times in 2011. The NBP’s policies with respect to interest rates, as a result of political pressure, economic crises or otherwise, could have a significant negative effect on the value of the Polish zloty. Although the zloty lost some of its value after the 2008 financial crisis, it has since largely recovered. Factors that might affect the likelihood of the government’s imposing these or other exchange control restrictions include European Union requirements, the level of Poland’s foreign debt, the extent of Poland’s foreign currency reserves, the size of Poland’s debt service burden relative to the economy as a whole, regional hostilities, such as those occurring in Ukraine in 2014, terrorist attacks, social unrest, recent political protests and political constraints to which Poland may be subject. While Poland, a member of the European Union, had been seeking to adopt the euro in 2012, it did not meet all of the euro convergence criteria and has yet to do so. Poland’s government has not set a firm date for adopting the euro.

Romania

Although the Romanian leu is not officially pegged or linked to other currencies, the currency operates under a managed float regime. The National Bank of Romania (“NBR”) has in the past actively managed the Romanian leu’s value in the years following the 1989 overthrow of Romania’s communist regime. In the 1990s, the NBR conducted transactions in the foreign exchange market on an almost daily basis to mitigate movements in either direction in the value of the Romanian leu. Although the NBR has intervened in the foreign exchange market less frequently in recent years, the NBR continues to conduct transactions in the foreign exchange market to restrain movements, particularly appreciation, in the value of the Romanian leu as the Romanian economy is heavily dependent on industrial exports, which has often led to political pressure on the NBR by exporters to control the appreciation of the currency. In addition to intervening in the foreign exchange market, the NBR has also adjusted interest rates in an attempt to manage the value of the Romanian leu even after the 2003 announcement that the NBR would move from a monetary policy of exchange rate-targeting to a stated monetary policy of inflation-targeting. Moreover, the Romanian economy has recently suffered periods of chronic inflation and in an attempt to address the consequent severe depreciation in the Romanian leu, the Romanian government replaced the old Romanian leu on July 1, 2005 with the new Romanian leu at a rate of 10,000 old leu to 1 new leu. Although the new leu appreciated significantly before the 2008 financial crisis, it lost value as a result of the downturn and has since been trading at a new rate. The NBR’s interventions in the foreign currency market and its policies with respect to interest rates, as a result of political pressure, economic crises or otherwise, could have a significant negative effect on the value of the Romanian new leu. Romania joined the European Union in 2007, and is expected to adopt the euro at some point in the future. The Prime Minister of Romania recently suggested that the country would not be ready for adoption of the euro before 2022.

Russia

The exchange rate between the Russian ruble and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Russia or elsewhere, and by macroeconomic factors and speculative actions. Until 1998, the Central Bank of Russia maintained a currency band to limit fluctuations of the Russian ruble within a certain specified range. In August 1998, the Russian ruble devalued significantly, forcing the Central Bank of Russia to abandon attempts to maintain the value of the ruble and in early September 1998, the Central Bank of Russia announced that it would allow the Russian ruble to float freely against the U.S. dollar. Since 1998, the Central Bank of Russia has maintained a managed float of the Russian ruble against the U.S. dollar and continues to intervene in the currency to achieve its targeted exchange rates. In February 2006, the Central Bank of Russia announced that the Russian ruble would be targeted against a new weighted currency basket consisting of the euro and U.S. dollar to decouple the Russian ruble from the U.S. dollar. In July 2006, Russia lifted all currency controls on the Russian ruble and the Russian ruble became fully convertible and freely tradeable. The Russian ruble sharply depreciated against the U.S. dollar in 2008 and 2009 but has since stabilized at a new rate. The Central Bank of Russia periodically intervenes by purchasing surplus U.S. dollar liquidity from both natural resource exports and the foreign exchange market when foreign exchange fluctuations are sharp. There is an annual guideline in the Main Directions of Monetary Policy to which the Central Bank of Russia adheres. Factors affecting any future intervention in the Russian ruble or changes in policy include foreign currency reserves, the balance of payments, the extent of governmental surpluses and deficits, the size of Russia’s debt service burden relative to the economy as a whole, regional hostilities, terrorist attacks or social unrest, and political constraints to which Russia may be subject.

Singapore

The exchange rate between the Singapore dollar and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Singapore or elsewhere and by macroeconomic factors and speculative actions. The Singapore dollar is permitted to fluctuate in value relative to the U.S. dollar within a trade-weighted band. However, the government may choose to affect the exchange rate of its currency by central bank intervention, imposition of regulatory controls, taxes, revaluation or devaluation of the currency, the issuance of a replacement currency or by other available means. The Monetary Authority of Singapore maintains a policy of modest and gradual appreciation as a primary anti-inflationary tool.

South Africa

The exchange rate between the South African rand and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in South Africa or elsewhere, and by macroeconomic factors and speculative actions. The South African Reserve Bank allows the rand to float freely against the U.S. dollar and does not have fixed exchange rate targets, although it intervenes in the market to achieve policy goals, such as attempting to limit inflation. From 1996 to 1998, the South African rand was impacted by a currency crisis and depreciated significantly. After expending large amounts of its currency reserves in 1998 to defend the South African rand, the South African Reserve Bank publicly stated that it would no longer try to protect any predetermined level of the South African rand over a sustained period. In addition, the South African government abolished in 1995 the dual exchange rate system under which exchange controls were imposed upon both foreigners and residents, leaving in place exchange controls on the movement of capital by South African residents only, although some restrictions remain on capital outflows in connection with large foreign investments. In 2011, the South African government eased exchange controls. The rand lost value as a result of the 2008 financial crisis but has since stabilized at a new rate. Any further abolition or reduction of exchange controls on capital movements by residents may impact on the South African rand, although the degree of such impact would depend on the precise policy parameters, in conjunction with prevailing market conditions. Also, the South African Reserve Bank has been involved in purchasing foreign exchange on the market, which may affect the value of the rand.

Taiwan

The exchange rate between the Taiwan dollar and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments and by macroeconomic factors and speculative actions. The Taiwan dollar has been allowed to float according to market forces since 1989, but the government has from time to time intervened to minimize fluctuation of the exchange rate and to prevent significant declines of the Taiwan dollar with respect to the U.S. dollar. The Taiwan dollar sharply weakened during the 2008 financial crisis, but has since recovered to historic highs against the U.S. dollar. Taiwan may face ongoing pressure to intervene in the currency market to check further appreciation of the Taiwan dollar. In addition, the exchange rate will likely be substantially affected by developments in relations between Taiwan and the People’s Republic of China, which does not recognize Taiwan as an independent state.

Thailand

The Thai baht was heavily impacted by the Asian financial crisis of 1997. In response to rapid devaluation on July 2, 1997, the Bank of Thailand effectively ceased intervening by buying or selling U.S. dollars to maintain the Baht’s exchange rate within its historical narrow band. The Thai Baht now freely floats. As a result, the exchange rate between the Thai baht and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly by political or economic developments in Thailand or elsewhere and by macroeconomic factors and speculative actions. The Thai government exercises significant influence over many aspects of the Thai economy, and actions by the Thai government concerning the economy may affect the Baht’s exchange rate with respect to the U.S. dollar. In addition, the Bank of Thailand exercises significant influence. For example, in late 2010, as the Thai baht appreciated strongly, it imposed a 15% withholding tax on capital gains and interest on bonds purchased by foreign investors. Any deterioration of economic conditions in Thailand and Asia generally would also have an adverse effect on the exchange rate. Additionally, in 2017, the Bank of Thailand indicated that it would consider additional measures to limit the opportunity for baht speculation.

Turkey

The exchange rate between the Turkish lira and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Turkey or elsewhere, and by macroeconomic factors and speculative actions. The Central Bank of Turkey has implemented a floating exchange rate regime, which has been in effect since February 2001. In an attempt to address the severe depreciation in value of the Turkish lira due to a period of chronic inflation, the Turkish government replaced the Turkish lira with the new Turkish lira at a rate of 1,000,000 old lira to 1 new Turkish lira on January 1, 2005. The 2008 financial crisis caused the lira to lose value and the currency has continued to weaken since that time. In addition, the Bank has from time to time intervened in the foreign exchange market by conducting foreign exchange purchase auctions and other forms of intervention, usually in cases of excess volatility in the floating exchange rate regime. The government may impose other restrictions on the foreign exchange market, such as by restricting the ability to convert lira into foreign currencies. Factors that might affect the likelihood of the government’s imposing these or other exchange control restrictions include the level of Turkey’s foreign debt, capital flows in and out of the country, the extent of Turkey’s foreign exchange reserves, regional hostilities, terrorist activities or social unrest, including unresolved issues in Turkey’s relations with Greece, the level of untaxed economic activities due to Turkey’s substantial unregistered economy and the ability of Turkey and other European countries to pay their sovereign debts as they become due.

United Arab Emirates

The United Arab Emirates dirham has been officially pegged to the U.S. dollar since February 2002 at an official exchange rate that has not changed significantly since the U.S. dollar peg was introduced. Weakness in the U.S. dollar has previously exacerbated inflationary pressures in the United Arab Emirates, which has led to ongoing debate in the United Arab Emirates and in the foreign currency markets about the appropriateness of the pegged exchange rate and whether the United Arab Emirates should follow the example of neighboring Kuwait, which abandoned its U.S. dollar peg in May 2007. This debate arose again after the U.S. lost its AAA credit rating from Standard & Poor’s, bringing further volatility to currency markets. We cannot predict whether the United Arab Emirates dirham will continue to be pegged to the U.S. dollar at its current exchange rate or be allowed to float more freely, or, if it is revalued or allowed to float more freely, whether it would appreciate or depreciate against the U.S. dollar. A change in the monetary policy of the United Arab Emirates could significantly affect the exchange rate between the United Arab Emirates dirham and the U.S. dollar.

Vietnam

The Vietnamese dong is an “emerging” emerging markets currency. Currently, no generally accepted standard terms exist for trading this currency in major offshore markets. As a result, the market for the Vietnamese dong is extremely illiquid. The exchange rate between the Vietnamese dong and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Vietnam or elsewhere, and by macroeconomic factors and speculative actions. While Vietnam has continued to move toward a more market-oriented economy in recent years, the Vietnamese government still substantially controls or regulates major sectors of the economy. The Vietnamese government permits the exchange rate of the Vietnamese dong to float against the U.S. dollar within a very narrow band. The State Bank of Vietnam periodically announces shifts in the U.S. dollar/Vietnamese dong trading band, which may have the effect of strengthening or depreciating the Vietnamese dong. As a result of shrifts in the trading band, the exchange rate could become more volatile. As a result of the 2008 financial crisis, the dong lost value and it has, since that time, continued to lose value against the U.S. dollar. The Vietnamese government intervenes in the foreign exchange market from time to time to attempt to minimize excess volatility and preserve the export competitiveness of the exchange rate. For example, in February 2011, the Vietnamese dong slid to a record low against the U.S. dollar after the central bank devalued the currency significantly. Factors that might affect the Vietnamese government’s policy with respect to the Vietnamese dong include the extent of Vietnam’s foreign currency reserves, the balance of payments, capital flows in and out of the country, the extent of governmental surpluses and deficits, the size of Vietnam’s debt service burden relative to the economy as a whole and political constraints to which Vietnam may be subject.